As filed with the Securities and Exchange Commission on August 11, 2009

Registration No. 333-159392

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

AMENDMENT NO. 3 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor with respect to the Issuing Entities Described Herein)

(Exact name of Registrants as Specified in their Charters)

Delaware	6189	52-2184798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200	World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 Attn: President (954) 429-2200
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Jeffrey O’Connor, P.C. Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654	Reed Auerbach Bingham McCutchen LLP One Battery Park Plaza, 34th Floor New York, New York 10004

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset Backed Securities	$4,250,000,000	100%	$4,250,000,000	$237,150

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	$183,594.20 is being paid as of the filing of this Amendment No. 3. $53,500 (which was previously paid in connection with the registration of $500,000,000 of unsold securities by World Omni Auto Receivables LLC under Registration Statement No. 333-133809 filed on May 4, 2006, and amended by Amendment No. 1 to Registration Statement filed on June 16, 2006, by Amendment No. 2 to Registration Statement filed on July 13, 2006, and Amendment No. 3 to Registration Statement filed on August 8, 2006, which were deregistered on August 11, 2009 by Post-Effective Amendment No. 1 to such Registration Statement) and $55.80 (which was previously paid in connection with the original filing of this Registration Statement No. 333-159392) are being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED [AUGUST 11, 2009]

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                            ]

$

World Omni Auto Receivables Trust 20    -

Issuing Entity

$            Class A-1 Asset-Backed Notes, Series 20    -

$            Class A-2 Asset-Backed Notes, Series 20    -

$            Class A-3 Asset-Backed Notes, Series 20    -

$            Class A-4 Asset-Backed Notes, Series 20    -

[$            Class B Asset-Backed Notes, Series 20    -    ]

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

The Issuing Entity is offering the following classes of World Omni Auto Receivables Trust 20 - notes by this prospectus supplement and the prospectus:

You should carefully consider the risk factors beginning on page S-14 in this prospectus supplement and on page 1 in the prospectus.

The notes are obligations of the issuing entity, World Omni Auto Receivables Trust 20    -    , and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

	Class A Notes				[Class B Notes]
20 - Asset Backed Notes	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	[Class B Notes]
Principal Amount
Interest Rate	[ ]%	[ ]%	[ ]%	[One-Month LIBOR plus %]	[ ]%
Payment Dates	[Monthly]	[Monthly]	[Monthly]	[Monthly]	[Monthly]
Initial Payment Date
Final Scheduled Payment Date
Price to Public
Underwriting Discount
Proceeds to Depositor

Before deducting expenses of $[            ] payable by the depositor, proceeds to the depositor are estimated to be $            .

[The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on One-Month LIBOR. See “Summary of Terms—The Notes” and “—Interest” in this prospectus supplement. If the issuing entity issues any floating rate notes, it will enter into a corresponding interest rate swap with respect to each class or tranche of floating rate notes.]

The notes are payable solely from the assets of the Issuing Entity and consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See “Fees and Expenses” in this prospectus supplement for a description of fees and expenses payable on each payment date out of available funds.

Credit Enhancement

•	A reserve account with an initial balance of $ .

•	Overcollateralization, excluding the yield supplement overcollateralization amount, to the extent built through the application of excess interest, up to a target level.

•	A yield supplement overcollateralization amount.

•	Excess interest on the receivables.

•

[On the closing date the Issuing Entity is also issuing the Class B Notes in the aggregate original principal amount of $ that are subordinated to the Class A Notes. The Depositor will initially own the Class B Notes. The Class B Notes are not being offered under this prospectus supplement.]

•	[Interest rate swap agreement[s] with respect to [the Class A-4 Notes].]

[On the closing date, the Class A Notes (other than any Class A Notes retained by the depositor or conveyed to an affiliate of the depositor, if any) will be eligible collateral under the Federal Reserve Bank of New York’s (“FRBNY”) Term Asset-Backed Securities Loan Facility (“TALF”) and the receivables will satisfy all applicable criteria for securities relating to prime retail auto loans under TALF, subject to those considerations discussed under “TALF Considerations”, “Risk Factors – You May Not Receive A Loan Under TALF Unless Your Notes Constitute Eligible Collateral Under TALF”, “Risk Factors – The Requirements of TALF May Adversely Affect the Market Value and Liquidity of Your Notes”, “Risk Factors – Risk of Rejection of TALF Loan Requests” and “Risk Factors – TALF and Risk of Illiquidity” in this prospectus supplement. See also “Summary of Terms – TALF Eligibility” in this prospectus supplement.]

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the [Class A] Notes, in book-entry form only, will be made through The Depository Trust Company against payments in immediately available funds on or about .

Joint Bookrunners of the Class A Notes

Co-Managers of the Class A Notes

[Underwriters of the Class B Notes]

The date of this Prospectus Supplement is

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

Information about the notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the notes; and

•	this prospectus supplement, which describes the specific terms of the notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus supplement and the prospectus is accurate only as of the dates stated on their respective covers.

This prospectus supplement begins with several introductory sections describing the Series 20    -    Notes and the issuing entity in abbreviated form:

Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the receivables; and

Risk Factors, appearing on page S-14 of this prospectus supplement, which describes risks that apply to the notes which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The “Table of Contents” in this prospectus supplement and in the prospectus identify the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to the Prospectus Supplement” which appears at the end of this prospectus supplement and in the “Glossary of Terms to the Prospectus” which appears at the end of the prospectus.

If the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” beginning on page 48 of the prospectus.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

Section	Page
Transaction Structure and Parties	iii
Summary of Terms	S-1
Parties and Dates	S-1
The Notes	S-2
[Interest Rate Swaps]	S-6
Servicing	S-7
The Receivables	S-7
Credit Enhancement	S-8
[Purchases of Subsequent Receivables]	S-10
[TALF Eligibility]	S-11
[CUSIP Numbers]	S-12
Tax Status	S-12
ERISA Considerations	S-12
Ratings of the [Class A] Notes	S-12
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	S-13
Certificates	S-13
Risk Factors	S-14
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Class A Notes	S-14
The Class A Notes Are Not Suitable Investments for All Investors	S-14
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	S-14
Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity	S-15
[Possible Prepayment as a Result of Pre-Funding and/or] Prepayment on Receivables Will Cause Prepayments on Your Notes	S-15
[Changes in Pool Characteristics From Those of the Initial Pool May Adversely Affect Collections on the Receivables and Payments on Your Notes]	S-15
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment	S-16
You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of a Secondary Market	S-17
Recent Economic Developments May Adversely Affect the Performance and Market Value of Your Notes	S-17
[You May Not Receive A Loan Under TALF Unless Your Notes Constitute Eligible Collateral Under TALF]	S-18
[The Requirements of TALF May Adversely Affect the Market Value and Liquidity of Your Notes]	S-19
[Risk of Rejection of TALF Loan Requests]	S-20
[TALF and Risk of Illiquidity]	S-20
[Failure by the Swap Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes]	S-20
[Risks Associated with the Unknown Allocation of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes and Delay in Selection of the Swap Counterparty, if any]	S-21
The Issuing Entity	S-22
Capitalization of the Issuing Entity	S-22
The Owner Trustee	S-22
The Indenture Trustee	S-23
The Trust Property	S-23
The Receivables Pool	S-24
[The Initial Receivables]
[The Subsequent Receivables]	S-28
Delinquencies, Repossessions and Net Losses	S-29
Static Pool Information About Certain Previous Securitized Pools	S-31
Prepayment and Yield Considerations–Weighted Average Life of the Securities	S-32
Pool Factors and Other Information	S-40
Use of Proceeds	S-40
The Servicer and Sponsor	S-40

i

ii

TRANSACTION STRUCTURE AND PARTIES

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus supplement and the prospectus for a further description.

iii

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Auto Receivables Trust 20     -     , also referred to herein as the “issuing entity.”

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.

Deerfield Beach, Florida 33442

(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc. that commenced in 1968 and has been subsequently renewed through October 2009. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the name Southeast Toyota Finance name since 1996.

Indenture Trustee

Owner Trustee

[Swap Counterparty]

[Initial] Cutoff Date

                    .

[The information presented in this prospectus supplement relates to the pool of receivables as of the initial cutoff date. We refer to that pool as the “initial pool.” If there is a funding period, the depositor will transfer to the issuing entity subsequent receivables to the extent that subsequent receivables have been acquired by the depositor from World Omni Financial Corp. We refer to such pool of receivables as of the end of the funding period as the “final pool.”]

The aggregate principal balance of the receivables included in the [initial] pool sold to the issuing entity on the closing date will be $             as of the [initial] cutoff date.

Closing Date

On or about                     .

[Subsequent Cutoff Date]

[With respect to any receivable transferred to the issuing entity after the closing date, the date specified by the depositor.]

The Notes

World Omni Auto Receivables Trust 20     -      will issue the following notes:

Class A-1     % Asset-Backed Notes in the aggregate original principal amount of $             ;

Class A-2     % Asset-Backed Notes in the aggregate original principal amount of $             ;

Class A-3     % Asset-Backed Notes in the aggregate original principal amount of $            ;

Class A-4 [Floating Rate] Asset-Backed Notes in the aggregate original principal amount of $            ; and

Class B     % Asset-Backed Notes in the aggregate original principal amount of $            .

[The Class B Notes are not being offered under this prospectus supplement and will be initially retained by the depositor.]

[The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on One-Month LIBOR plus the applicable spread described on the cover page of this prospectus supplement. If the issuing entity issues any floating rate notes, it will enter into a corresponding interest rate swap with respect to each class or tranche of floating rate notes. See “Description of the Notes—Payments of Interest” in this prospectus supplement for a description of how the interest rated based on One-Month LIBOR is determined.]

The aggregate original principal amount of the [Class A] Notes will be $            . The [Class A] Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, societe anonyme, and Euroclear. For more information, read “Registration of the [Class A] Notes—Book-Entry Registration” in this prospectus supplement and “Description of the Securities—Book-Entry Registration” in the prospectus. We expect that delivery of the notes will be made on the closing date.

Payment Dates

The issuing entity will make payments on the notes on the [15th] day of each month, except that when the [15th] day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to such date as a “payment date.” The initial payment date will be                     .

The final scheduled payment date for each class of notes is listed below. The issuing entity expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class B Notes

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the related record date interest at the respective per annum interest rate applicable to that class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date.

Interest on the Class A-1 Notes [and the Class A-4 Notes] will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on these classes of notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the related class of notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, since the closing date) divided by 360.

Interest for a related period on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, , assuming a closing date of ) divided by 360.

[Payments of interest on the notes generally will be subordinate to net payments by the issuing entity to the swap counterparty under the interest rate swaps. We refer you to “Description of the Trust Documents—Interest Rate Swaps” in this prospectus supplement.] Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full.

We refer you to “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (3), (5) and (7) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class A-4 Notes until they are paid in full; and then

(5) to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the holders of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full; then

(2) to the holders of the remaining Class A Notes, pro rata, based upon their respective unpaid principal amount until the Class A Notes have been paid in full; and then

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

[Mandatory Prepayment]

[If there is a funding period, the notes will be prepaid in whole or in part on the payment date immediately following the calendar month in which the last day of the funding period occurs if and to the extent any amounts remain on deposit in the pre-funding account on that payment date after giving effect to the purchase of all subsequent receivables. This mandatory prepayment will be applied to each class of notes in accordance with the priorities with respect to distributions of principal described under the first paragraph under “The Notes—Principal” above.]

Redemption Upon Optional Purchase

The servicer may, at its option, cause a redemption of the outstanding notes by purchasing all the receivables. The servicer may only do this on any payment date following the last day of any collection period during which the aggregate outstanding principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The redemption price of the notes shall equal the aggregate outstanding principal amount of the notes plus accrued and unpaid interest thereon to but excluding the date of redemption and the purchase price for the receivables shall not be less than the [sum of the] redemption price [and all amounts owing to the swap counterparty under the interest rate swaps].

Priority of Payments

On each payment date, any funds available for distribution from the receivables, [the net amount of funds received by the issuing entity under the interest rate swaps, funds available from the negative carry account up to the negative carry amount], funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, after the deduction of servicing fees, unpaid servicing fees and reimbursement of advances, in each case, paid to or retained by the servicer, will be distributed in the following amounts and order of priority:

(1) [the monthly swap payment amounts payable by the issuing entity to the swap counterparty under the interest rate swaps;]

(2) [pro rata (a)] interest on the Class A Notes [and (b) senior swap termination payment amounts owed by the issuing entity, if any];

(3) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate outstanding principal balance of the receivables less the yield supplement overcollateralization amount, also referred to herein as the YSOC Amount, as described under “Description of the Trust Documents—The YSOC Amount” in this prospectus supplement, [plus amounts, if any, on deposit in the pre-funding account as of the last day of the prior calendar month];

(4) interest on the Class B Notes;

(5) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date exceeds (b) the aggregate outstanding principal balance of receivables less the YSOC Amount [plus amounts, if any, on deposit in the pre-funding account as of the last day of the prior calendar month] less (c) any amounts allocated to pay principal of the notes under clause (3) above;

(6) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(7) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date exceeds (b) the aggregate outstanding principal balance of the receivables less the sum of (x) the YSOC Amount and (y) the overcollateralization target amount for that payment date, [plus amounts, if any, on deposit in the pre-funding account as of the last day of the prior calendar month] less (c) any amounts allocated to pay principal of the notes under clauses (3) and (5) above;

(8) [subordinate swap termination payment amounts payable by the issuing entity and any other amounts owed by the issuing entity to the swap counterparty pursuant to the interest rate swaps]; and

(9) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through (5) above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to complete the distributions required by those clauses in the priority specified above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, available funds will be distributed in the following order or priority:

(1) [the monthly swap payment amounts payable by the issuing entity to the swap counterparty under the interest rate swaps];

(2) [pro rata (a)] interest on the Class A Notes [and (b) senior swap termination payment amounts owed by the issuing entity, if any];

(3) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(4) interest on the Class B Notes;

(5) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(6) principal on the Class B Notes;

(7) [subordinate swap termination payment amounts payable by the issuing entity and any other amounts owed by the issuing entity to the swap counterparty pursuant to the interest rate swaps]; and

(8) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents— Distributions—Allocations and Distributions” in this prospectus supplement. We also refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement and “Fees and Expenses” in this prospectus supplement for a description of fees and expenses payable on each payment date out of available funds.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest on any note;

•

a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice or cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the notes are so accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus supplement.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class and subclass of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of noteholders, see “Description of the Notes—The Indenture” and “Description of the Trust Documents” in the prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities.

[Interest Rate Swaps]

[The issuing entity may enter into one or more interest rate swaps with [            ], as the swap counterparty, to hedge its floating rate interest obligations with respect to [the Class A-4 Notes].]

[Under each interest rate swap, on each payment date, the swap counterparty will be obligated to make a monthly payment to the issuing entity in an amount equal to the product of (i) a notional amount equal to the outstanding aggregate principal balance of the related class of floating rate notes as of the preceding payment date or, in the case of the initial payment date, the closing date, and (ii) a floating interest rate based on One-Month LIBOR for the related payment date plus the applicable spread set forth below, and the issuing entity will make a monthly payment to the swap counterparty in an amount equal to the product of (a) that same notional amount and (b) the applicable fixed monthly interest rate set forth below on the basis of a 360-day year of twelve 30-day months.]

[The spread to be used in calculating the swap counterparty’s payments under the interest rate swaps related to [Class A-4 Notes] will be equal to [    %]. The fixed rates to be used in calculating the issuing entity’s payments under the interest rate swaps related to [the Class A-4 Notes] will be equal to [    %] per annum.]

[On each payment date, the amount that the issuing entity is obligated to pay to the swap counterparty will be netted against the amount that the swap counterparty is obligated to pay to the issuing entity. Only the net amount payable will be due from the issuing entity or the swap counterparty, as applicable. Monthly swap payment amounts payable by the issuing entity will rank higher in priority than interest payments due on the notes.]

[In the event that the swap counterparty’s long-term or short-term ratings cease to be at the levels required by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, the swap counterparty will be obligated to either obtain a guaranty from or assign its rights and obligations under the interest rate swaps to another party with the required rating or post collateral. [Insert description of any additional rating agency requirements.] If the swap counterparty has not taken one of these specified actions within the specified time, the issuing entity may terminate the interest rate swaps.]

[See “Description of the Trust Documents—Interest Rate Swaps” in this prospectus supplement for additional information.]

Servicing

After the sale of the receivables to the issuing entity, World Omni Financial Corp. will continue to service the receivables. World Omni Financial Corp.’s responsibilities as servicer will include collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of defaulted receivables, monitoring the performance of the receivables and advancing interest on delinquent receivables. We refer you to “Description of the Trust Documents—Advances” in this prospectus supplement for more information on advances. In return for World Omni Financial Corp.’s services, the issuing entity will pay a fee to World Omni Financial Corp. out of collections received by the issuing entity, which generally will be 1/12 of     % of the principal balance of receivables as of the first day of the collection period. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus supplement.

The Receivables

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “receivables.” [All or a portion of the receivables will be acquired by the issuing entity on the closing date, which receivables we refer to as the “initial receivables,” and the remainder of the receivables will be acquired by the issuing entity after the closing date, which receivables we refer to as the “subsequent receivables.”] The issuing entity will be entitled to receive all payments received after the [initial] cutoff date with respect to the [initial] receivables, [and in the case of the subsequent receivables, after each subsequent cutoff date that is designated for those subsequent receivables by the depositor.]

We refer to the principal balance of a receivable as of its respective cutoff date as the “starting principal balance” of that receivable and the principal balance of a receivable as of the date it was originated as the “original principal balance” of that receivable.

[If on the closing date the issuing entity does not acquire receivables with an aggregate starting principal balance as of the initial cutoff date, less the YSOC Amount as of the initial cutoff date, at least equal to the aggregate principal amount of the notes plus an amount equal to the initial overcollateralization, an amount equal to the shortfall shall be deposited into a pre-funding account and the issuing entity will have a funding period during which it is expected to acquire subsequent receivables. In that event, amounts also will be deposited into the negative carry account. On the closing date, $             will be deposited into the pre-funding account and will represent     % of the sum of (a) the aggregate starting principal balance of the initial receivables, less the YSOC Amount as of the initial cutoff date, and (b) the expected aggregate starting principal balance of the subsequent receivables, less the YSOC Amount for such subsequent receivables as of the related subsequent cutoff date.]

[Other than with respect to the purchase of subsequent receivables], there is no requirement or ability to add or remove pool assets from the pool other than the right of the issuing entity to remove a pool asset from the pool upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repayment of the diverted amounts.

The assets of the issuing entity will also include [rights under the interest rate swaps,] monies on deposit in specific accounts, including the reserve account, [the pre-funding account, and the negative carry account], other property and the proceeds thereof. See “The Issuing Entity—The Trust Property” in this prospectus supplement for additional information regarding the assets of the issuing entity.

The receivables acquired by the issuing entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the issuing entity. The issuing entity will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders.

As of the [initial] cutoff date, the receivables in the [initial] pool had the following general characteristics:

Aggregate Principal Balance	$

Weighted Average Annual Percentage Rate			%
Range of Annual Percentage Rates		% to	%
Weighted Average Remaining Term to Maturity (months)
Weighted Average Original Term to Maturity (months)
Latest Scheduled Maturity Date

For further information about the characteristics of the receivables in the [initial] pool as of the [initial] cutoff date, see “The Receivables Pool” in this prospectus supplement.

[The characteristics of the receivables in the final pool as of the end of the funding period may differ from those of the receivables in the initial pool as of the initial cutoff date.] All receivables acquired by the issuing entity, however, must satisfy the eligibility criteria specified in the trust documents.

The aggregate principal balance of receivables included in the [initial] pool sold to the issuing entity on the closing date will be $             as of the [initial] cutoff date.

There are no outstanding series or classes of securities that are backed by the asset pool and there are no material direct or contingent claims on or against the receivables other than those held by the secured parties under the indenture.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on your [Class A] Notes. The credit enhancement for your notes is in the form of a reserve account, subordination, overcollateralization, the yield supplement overcollateralization amount and excess interest.

Reserve Account

On the closing date, $             will be deposited into the reserve account, which is equal to     % of the expected aggregate starting principal balance of the [initial] receivables as of the [initial] cutoff date less the YSOC Amount as of the [initial] cutoff date.

[In addition, on each date during the funding period on which subsequent receivables are transferred to the issuing entity, cash or eligible investments in an amount equal to     % of the aggregate starting principal balance of such subsequent receivables as of the related subsequent cutoff date less the YSOC Amount of such subsequent receivables as of the related subsequent cutoff date will be withdrawn from the pre-funding account and deposited into the reserve account.]

The indenture trustee will apply funds in the reserve account to make the payments in clauses (1) through (5) under the section entitled “Priority of Payments” above that are not covered by collections on the receivables, [net amounts received by the issuing entity under the interest rate swaps and amounts available from the negative carry account]. In addition, on the final scheduled payment date for any class of notes, if any principal amount of such class of notes remains outstanding, the indenture trustee will apply funds from the reserve account to repay such class of notes in full.

The amount required to be on deposit in the reserve account on any payment date is equal to the lesser of (a)     % of the aggregate starting principal balance of all receivables transferred to the issuing entity less the YSOC Amount of those receivables as of the applicable cutoff date or (b) the aggregate outstanding principal amount of the notes. Amounts in the reserve account in excess of the required amount for any payment date will become part of available funds for that payment date. The reserve account will be replenished, if necessary, to its required amount with collections on the receivables remaining after making required allocations of interest and principal payments on the notes.

Subordination of the Class B Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment period. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus supplement.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the overcollateralization, if any, and then to the principal balance of the Class B Notes and then to the principal balance of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate outstanding principal balance of the receivables held by the issuing entity less the YSOC Amount of those receivables [plus amounts in the pre-funding account, if any], exceeds the aggregate outstanding principal amount of the notes. Overcollateralization as of the closing date is expected to be approximately     % of the aggregate starting principal balance of the [initial] receivables less the YSOC Amount of the [initial] receivables as of the [initial] cutoff date. [On any date on which subsequent receivables are transferred to the trust, additional overcollateralization will be added to the issuing entity in an amount equal to approximately     % of the aggregate starting principal balance of the subsequent receivables transferred to the issuing entity on that date less the YSOC Amount of those subsequent receivables as of the related cutoff date.] In addition, the application of funds according to clause (7) under the section entitled “Priority of Payments” above is designed to increase the level of overcollateralization as of any payment date to a target amount of     % of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount, but not less than     % of the aggregate starting principal balance of the receivables less the YSOC Amount as of the closing date. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables, if any.

The Yield Supplement Overcollateralization Amount

The YSOC Amount, with respect to any calendar month and the related payment date, or with respect to the [initial] cutoff date [or any subsequent cutoff date], is the aggregate amount by which the principal balance as of the last day of such calendar month or the respective cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than     %, or such other percentage approved by the rating agencies, herein referred to as the “required rate,” other than a defaulted receivable, exceeds the present value, calculated using a discount rate equal to the required rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

[To be inserted if applicable — Credit enhancement may also include: cash advances, deposits or letters of credit to provide additional funds that may be applied to make payments on the securities issued by the issuing entity; interest rate swap agreements that will enable the issuing entity to pay a fixed or floating rate of interest on one or more classes of securities and currency protection agreements that will enable the issuing entity to pay one or more classes of securities in a specified currency; and credit or liquidity facilities issued by a financial institution or other entity covering specified losses on the receivables or shortfalls in payments due on specified securities.]

[To be inserted if applicable — in the event a provider of credit enhancement or other support such as a derivative is liable or contingently liable to provide 10% or more of the cash flow for the notes, additional descriptive and financial information regarding the credit enhancement provider or derivative counterparty, as applicable.]

[Purchases of Subsequent Receivables]

[If on the closing date the issuing entity does not acquire receivables with an aggregate starting principal balance as of the initial cutoff date, less the YSOC Amount as of the initial cutoff date, at least equal to the aggregate principal amount of the notes plus an amount equal to the initial overcollateralization, an amount equal to the shortfall shall be deposited into a pre-funding account and the issuing entity will have a funding period during which it is expected to acquire subsequent receivables. In that event, amounts also will be deposited into the negative carry account.]

[Pre-Funding Account]

[If there is a funding period, on the closing date, $            , which represents     % of the aggregate original principal amount of the notes, will be deposited into a segregated trust account held by the indenture trustee for the benefit of the noteholders, and will be used to acquire subsequent receivables from the depositor during the funding period. On each subsequent transfer date during the funding period, the depositor will transfer to the issuing entity subsequent receivables having an aggregate starting principal balance less the YSOC Amount for such subsequent receivables as of the related subsequent cutoff date that is at least equal to approximately the result of the initial pre-funded % to the extent that subsequent receivables have been acquired by the depositor from World Omni Financial Corp., and will deposit the required amounts in the reserve account in connection with that acquisition. On each subsequent transfer date during the funding period, (1) an amount equal to % of the starting principal balances of all subsequent receivables transferred to the issuing entity on such subsequent transfer date less the YSOC Amount of those subsequent receivables as of the related subsequent cutoff date will be withdrawn from the pre-funding account and (2) from those funds, an amount equal to the related reserve account subsequent transfer deposit will be deposited into the reserve account and the remainder will be paid to the depositor as payment for such subsequent receivables. The duration of the pre-funding period will not extend beyond one year after the date of issuance of the notes and the amount of proceeds deposited into the pre-funding account will not exceed 50% of the offering proceeds.]

[The “funding period” will be the period from and including the closing date until the earliest of (1) the date on which the amount on deposit in the pre-funding account (after giving effect to the acquisition of all subsequent receivables, including any subsequent receivables acquired on that date) is not greater than $100,000, (2) the occurrence of an event of default under the indenture, (3) the occurrence of a servicer default under the sale and servicing agreement, (4) the occurrence of specified events of insolvency with respect to the depositor or the servicer, and (5) the close of business on the last business day of                     .]

[Any amount remaining in the pre-funding account at the end of the funding period will be payable to the noteholders as a mandatory prepayment as described above. For further information, please see “The Receivables Pool—The Subsequent Receivables” in this prospectus supplement.]

[Negative Carry Account]

[If there is a funding period, on the closing date the depositor will deposit $ into a segregated trust account held by the indenture trustee for the benefit of the noteholders. On each payment date related to a calendar month in the funding period, the indenture trustee will withdraw the negative carry amount for that payment date and deposit it into the collection account. Such amount shall become part of available funds for that payment date.]

[The “negative carry amount” means, as of any payment date, the amount by which the total interest payable to the noteholders with respect to the pre-funded portion of the pool exceeds the investment earnings on the pre-funded amount during the preceding calendar month.]

[On each payment date, any amount remaining on deposit in the negative carry account after giving effect to the distribution of the negative carry amount for that payment date in excess of the required negative carry account balance for that payment date will become part of available funds for that payment date. On the payment date following the calendar month in which the last day of the funding period occurs, if any, after giving effect to all withdrawals from the negative carry account on that payment date, all amounts remaining on deposit in the negative carry account will become part of available funds.]

[The “required negative carry account balance” means, as of any payment date, the lesser of (1) the amount then on deposit in the negative carry account and (2) the maximum negative carry amount for the remainder of the funding period, assuming no further withdrawals from the pre-funding account and investment earnings on amounts on deposit therein at a rate of     %. The “maximum negative carry amount” for the closing date and for any payment date is equal to the product of (1) the excess of (a) the weighted average interest rates on the notes on that date[, assuming the interest rate on the Class A-4 Notes are     %], over (b)     %, multiplied by (2) the amount on deposit in the pre-funding account on that date, and multiplied by (3) the fraction of a year represented by the number of days from that date until, but excluding, the payment date immediately following the calendar month in which the last day of the funding period occurs (calculated on the basis of a 360-day year of twelve 30-day months). The required negative carry amount will be zero for each payment date following the calendar month in which the last day of the funding period occurs.]

[Revolving Period]

[In the event that notes offered under this prospectus supplement include a revolving period, we will disclose the information required by Item 1103(a)(5)(i), (iii), (iv), (v), and (vi) of Regulation AB, as applicable.]

[TALF Eligibility]

[On the closing date, the Class A Notes (other than any Class A Notes retained by the depositor or conveyed to an affiliate of the depositor, if any) will constitute eligible collateral under TALF, subject to those considerations discussed under “TALF Considerations”, “Risk Factors – You May Not Receive A Loan Under TALF Unless Your Notes Constitute Eligible Collateral Under TALF”, “Risk Factors – The Requirements of TALF May Adversely Affect the Market Value and Liquidity of Your Notes”, “Risk Factors – Risk of Rejection of TALF Loan Requests” and “Risk Factors – TALF and Risk of Illiquidity” in this prospectus supplement. On the closing date, the receivables acquired by the issuing entity will be considered prime retail auto retail loans as specified in the TALF frequently asked questions available as of the date of this prospectus supplement and posted on the FRBNY’s website at www.newyorkfed.org. The weighted average life to maturity for each class of Class A Notes, which was calculated using a prepayment speed of 1.3% absolute prepayment model percentage in accordance with the TALF prepayment assumptions and the assumptions described under “Prepayment and Yield Considerations—Weighted Average Life of the Securities”, is less than or equal to five years.]

[A certification of the sponsor and the issuing entity as to the eligibility of the Class A Notes as “eligible collateral” under TALF and certain other required matters is attached as Appendix A to this prospectus supplement. An investor in the Class A Notes must use a primary dealer, which will act as an agent for the investor, to obtain a loan under TALF. See “TALF Considerations” for a discussion of receiving loans under TALF. See “TALF Considerations” for a discussion of the reasons why the Class A Notes will constitute “eligible collateral” and the receivables acquired by the issuing entity will be considered “prime” retail auto loans (as such terms are defined pursuant to TALF) on the closing date, as well as a discussion of other relevant terms of TALF.]

[You should refer to “TALF Considerations”, “Risk Factors – You May Not Receive A Loan Under TALF Unless Your Notes Constitute Eligible Collateral Under TALF”, “Risk Factors – The Requirements of TALF May Adversely Affect the Market Value and Liquidity of Your Notes”, “Risk Factors – Risk of Rejection of TALF Loan Requests” and “Risk Factors – TALF and Risk of Illiquidity” in this prospectus supplement. If you are an investor intending to pledge your notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisers regarding the program requirements of, eligibility for, and related legal and economic risks in connection with, loans under TALF.]

[CUSIP Numbers:]

[Each of the Class A Notes will have the following CUSIP number:]

[Class A-1 Notes:]

[Class A-2 Notes:]

[Class A-3 Notes:]

[Class  A-4 Notes:]

Tax Status

Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the [Class A] Notes will be characterized as indebtedness and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a [Class A] Note, each holder of that note will be deemed to agree to treat the note as indebtedness for income tax purposes.

We refer you to “Material Federal Income Tax Consequences” in the prospectus and in this prospectus supplement for additional information concerning the application of federal tax laws to the issuing entity and the notes and to “State and Local Tax Consequences” in this prospectus supplement for additional information concerning the application of state tax laws to the issuing entity and the notes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material Federal Income Tax Consequences” [and “State and Local Tax Consequences”] in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement, the [Class A] Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a [Class A] Note either it is not acquiring the [Class A] Note with the assets of any plan or that, each of these entities is deemed to represent that its purchase and holding of a [Class A] Note will not give rise to a nonexempt prohibited transaction.

We refer you to “ERISA Considerations” in this prospectus supplement.

Ratings of the [Class A] Notes

It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poors”), and Moody’s Investors Service, Inc. (“Moody’s”):

Class	Standard & Poors	Moody’s
A-1
A-2
A-3
A-4
[B]

Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice to the noteholders. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The issuing entity will also issue certificates that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificates. The certificates are not being offered by this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Prospective investors in the [Class A] Notes should consider the following factors and the additional factors discussed under “Risk Factors” in the prospectus.

Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Class A Notes.	Because the principal of each class of Class A Notes generally will be paid sequentially, classes of Class A Notes that have higher numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of Class A Notes have been receiving most or all amounts payable on their notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes and then to the Class B Notes. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account [and the negative carry account] are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

The Class A Notes Are Not Suitable Investments for All Investors.	The Class A Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Class A Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Limited Assets of the Issuing Entity Could Result in Losses on the Notes.	The issuing entity will not have any significant assets or sources of funds to make payments on the notes other than the collections on the receivables, [amounts, if any, in the negative carry account up to the negative carry amount,] the amounts available in the reserve account [and net amounts received by the issuing entity under the interest rate swaps]. You must rely upon payments on the receivables, [amounts, if any, in the negative carry account up to the negative carry amount,] amounts available in the reserve account [and net amounts received by the issuing entity under the interest rate swaps] for repayment of your notes. Although (1) funds in the reserve account may be available on that payment date to cover shortfalls in distributions of interest and certain distributions of principal on the notes and (2) funds in the reserve account may be replenished with collections on the receivables remaining after making required interest payments and certain principal payments on the notes, the amounts available from the reserve account [and the negative carry account, if any,] are limited. If the amounts on deposit in the reserve account [and the negative carry account] become depleted, the issuing entity will depend solely on collections on the receivables [and net amounts received by the issuing entity under the interest rate swaps], to make payments on the notes. If the amounts on deposit in the reserve account [and the negative carry account] are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.

Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity.	If so directed by the requisite noteholders, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the issuing entity. We cannot assure you, however, that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account [and the negative carry account, if any]). Therefore, the failure to pay principal of your notes where funds are not available for such payment will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

[Possible Prepayment as a Result of Pre-Funding and/or] Prepayment on Receivables Will Cause Prepayments On Your Notes.	[If there is a funding period and all of the funds in the pre-funding account are not used to purchase subsequent receivables, a prepayment of all or a portion of the principal of the Class A-1 Notes and possibly a portion of the Class A-2 Notes as described above would occur. The amount of the notes that would be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.]

Principal on each class of notes must be fully paid by the final scheduled payment date for that class of notes. However, because some prepayments of the receivables are likely and some receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’ final scheduled payment date, the actual payment of any class of notes may occur earlier, and could occur significantly earlier, than that class’ final scheduled payment date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of notes will be earlier than that class’ final scheduled payment date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus supplement. You may not be able to reinvest any principal repaid to you earlier than you expected at a rate of return that is equal to or greater than your expected yield on your notes.

[Changes in Pool Characteristics From Those of the Initial Pool May Adversely Affect Collections on the Receivables and Payments on Your Notes.]	[This prospectus supplement describes only the characteristics of the receivables in the initial pool as of the initial cutoff date. If there is a funding period, the final pool of receivables as of the end of the funding period, will contain receivables in addition to those included in the initial pool. As a result, the characteristics of the receivables in the final pool as of the end of the funding period may differ from those of the initial pool as of the initial cutoff date.]

[Receivables originated or acquired by World Omni Financial Corp. after the initial cutoff date may be acquired based on acquisition criteria different from those that were applied to the receivables in the initial pool and may be of a different credit quality and seasoning, which could adversely affect the amount collected on the receivables. In addition, following the transfer of additional receivables to the issuing entity, the characteristics of the receivables, including the composition of the receivables, the distribution by annual percentage rate, and geographic distribution may vary from those of the receivables in the initial pool. We refer you to “The Receivables Pool” in this prospectus supplement. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. We refer you to “Prepayment and Yield Considerations–Weighted Average Life of the Securities” in this prospectus supplement.]

The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Economic conditions that may affect payments on the receivables include:

•     unemployment,

•     fuel prices,

•     interest rates,

•     inflation rates,

•     consumer perceptions of the economy, and

•     effects of natural catastrophes, such as the hurricanes that struck the Gulf Coast region in 2004 and 2005.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the receivables. The consequences of a significant economic downturn, including rising unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the automobiles securing the receivables, which could increase the amount of a loss if the receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your notes and you may suffer a loss. As of the [initial] cutoff date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the receivables in the [initial] pool were concentrated in Florida, North Carolina, Georgia, Alabama and South Carolina. Adverse economic conditions as a result of a recession in the Five-State Area, including a decline in home values, may affect payments on the receivables from obligors residing in those states. The occurrence of hurricanes in those states may adversely affect receivables located in those states. In addition, we may be unable to accurately assess the effect of hurricanes on the economy or on the receivables in those states. [To be inserted if applicable — For any state or other geographic region where 10% or more of the pool assets are or will be located, description of any economic or other factors specific to such state or region that may materially impact the pool assets or pool asset cash flows.] The effect of natural disasters, such as hurricanes, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of delinquency, default and prepayment experience of the receivables because any adverse impact as a result of a future recession or hurricane or any similar event may be borne by the noteholders. We refer you to “The Receivables Pool—Geographic Distribution of the Receivables in the [Initial] Pool as of the [Initial] Cutoff Date” in this prospectus supplement.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of a Secondary Market.	The underwriters intend to make a secondary market for the Class A Notes, but are not obligated to do so. We cannot assure you that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your notes.

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect the market value of your notes. In addition, the current period of general market illiquidity may continue or even worsen and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

Recent Economic Developments May Adversely Affect the Performance and Market Value of Your Notes.	The United States is in the midst of a severe economic downturn that may adversely affect the performance of the receivables. Rising unemployment, decreases in home values, the lack of available credit and the recent bankruptcy filings of General Motors Corp. and Chrysler LLC may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market values of the automobiles securing the receivables, which may weaken collateral coverage and increase the amount of a loss in the event of default. Delinquencies and losses on automobile loans generally have increased in recent months. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. If the economic downturn worsens, or continues for an extended period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their automobile finance contracts. Higher energy costs could also cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Delinquencies and losses with respect to automobile finance contracts generally have increased in recent months and may continue to increase. These increases in delinquencies and losses may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans. See “Delinquencies, Repossessions and Net Losses” and “Static Pool Information About Certain Previous Securitized Pools” in this prospectus supplement for delinquency and loss information regarding certain automobile retail installment contracts originated and serviced by World Omni Financial Corp.

[You May Not Receive A Loan Under TALF Unless Your Notes Constitute Eligible Collateral Under TALF.]	[The [Class A] Notes must be eligible collateral under TALF for investors to pledge as collateral for loans borrowed from the FRBNY under TALF. See “TALF Considerations” in this prospectus supplement. As of the date of this prospectus and as certified in Appendix A to this prospectus supplement, after due inquiry by our appropriate officers, agents and representatives, the sponsor and the issuing entity have determined that the [Class A] Notes offered hereby will constitute eligible collateral under TALF assuming the [Class A] Notes receive the expected credit ratings described in “Summary of Terms—Ratings on the [Class A] Notes”, in this prospectus supplement. In the event that the FRBNY or another governmental agency establishes additional or alternative eligibility criteria for eligible collateral, the depositor shall not have any obligation to take actions to cause the [Class A] Notes to meet such alternative or additional criteria. In addition, we cannot assure you that TALF will be maintained in the form contemplated as of the date of this prospectus, that the FRBNY or another governmental agency will not establish additional or alternative criteria for eligible collateral that the [Class A] Notes do not meet, that the depositor will cause the [Class A] Notes to meet the alternative or additional criteria or that the credit rating of the [Class A] Notes by one or more eligible nationally recognized statistical rating organizations will not fall below the highest long-term or short-term investment-grade rating category, any of which would make the [Class A] Notes ineligible for TALF.]

[In order to be eligible collateral under TALF, among other requirements described in this prospectus supplement the [Class A] Notes must be rated, at the time of the making of a TALF loan, in the highest rating category by two or more eligible nationally recognized statistical rating organizations (“NRSROs”) and must not have a credit rating below the highest investment-grade rating category from any eligible NRSRO. Ratings on the [Class A] Notes will be monitored by Standard & Poors and Moody’s while the [Class A] Notes are outstanding. If any rating for any class of [Class A] Notes is lowered or withdrawn by

Standard & Poor’s or Moody’s, or is placed on review or watch for downgrade, then that class of [Class A] Notes will no longer be eligible collateral for a new TALF loan until, as applicable, the rating is reinstated to the rating specified in “Summary of Terms—Ratings of the [Class A] Notes” or such review or watch for downgrade is removed. For example, a further deterioration in the economy or the effects of a natural catastrophe, such as a hurricane, especially in the Five-State Area, or increased delinquencies and losses on consumer loans generally could cause a rating agency to withdraw or downgrade its rating of the offered notes. Moreover, adverse conditions in the used car market depressing prices at which repossessed automobiles may be sold could cause a rating agency to withdraw or downgrade its rating of the offered notes. See “Recent Economic Developments May Adversely Affect the Performance and Market Value of Your Notes” in these Risk Factors. Although the Certification as to TALF Eligibility for Non-Mortgage-Backed ABS attached hereto as Appendix A requires the sponsor and the issuing entity to notify the FRBNY and all registered holders of the [Class A] Notes upon a determination that certain statements relating to eligibility have ceased to be correct, neither the sponsor nor the issuing entity is obligated to monitor the continuing accuracy of the characteristics of the receivables set forth above or to recalculate the weighted average life of each class of [Class A] Notes based on actual prepayment experience after the closing date.]

[Under TALF, subject to the program terms and conditions, the FRBNY may make loans secured by eligible asset-backed securities to eligible borrowers on a non-recourse basis. A TALF loan is a non-recourse loan which exposes you to risk of loss with respect to the TALF haircut (i.e. the difference between the purchase price of the securities pledged as collateral and the principal balance of the relevant TALF loan). The FRBNY will have recourse to you if you do not meet the criteria for an eligible borrower under TALF, or if you knowingly obtain a TALF loan with assets that are not “eligible collateral” under TALF.

You should not view the qualification of the Class A notes as “eligible collateral” as an endorsement by any of the sponsor, the issuing entity, the depositor or the underwriters of TALF or your participation in TALF.]

[The Requirements of TALF May Adversely Affect the Market Value and Liquidity of Your Notes.]	[The availability of TALF financing may, subject to market conditions, add liquidity to your [Class A] Notes in a secondary market or enable you to finance an investment in the [Class A] Notes at a lower cost than you would otherwise have been able to obtain. If you intend to obtain a TALF loan to finance your investment but are unable to do so, you may have limited alternative financing options and your expected return on your investment in your [Class A] Notes may be significantly reduced. Additionally, liquidity for your [Class A] Notes may be adversely affected if the [Class A] Notes cease to be eligible collateral under TALF or if the terms of the TALF program become less economically or legally attractive to potential purchasers of the [Class A] Notes. As a result of the foregoing, and since TALF will cease making loans on December 31, 2009 unless extended, purchasers of your notes may not be able to acquire TALF loans. Accordingly, you may not be able to sell your [Class A] Notes when you want to do so or you may not be able to obtain the price that you wish to receive.]

[If you pledge your [Class A] Notes as collateral to secure a TALF loan, and the outstanding balance of the loan is not repaid on or prior to its three-year maturity date, you must repay the outstanding balance on such date or surrender your [Class A] Notes to the FRBNY. Because the rate of principal payments on each class of [Class A] Notes depends primarily on the rate of payment on the receivables, the final payment on your [Class A] Notes could occur later than the maturity date of the TALF loan. This is particularly true for the [Class A-4] Notes, which have an expected maturity of more than three years. If your [Class A] Notes remain outstanding on the maturity date of the TALF loan and you are unable to repay the outstanding balance of the loan, you may suffer a loss on your investment in your [Class A] Notes.]

[Risk of Rejection of TALF Loan Requests.]	[On the closing date, the [Class A] Notes will be eligible collateral for investors to pledge as collateral under TALF. Under TALF, subject to the program terms and conditions, the FRBNY may make loans secured by eligible asset-backed securities to eligible borrowers on a non-recourse basis. However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans. The FRBNY has expressly reserved the right to change the terms and conditions of the TALF program, including the size of the program, pricing, loan maturity, collateral haircuts, and asset and borrower eligibility requirements.]

[The eligibility of the [Class A] Notes as collateral for a TALF loan will be measured at the time the loan is made (or, if a TALF loan is assigned, at the time of assignment). Although the [Class A] Notes will be eligible collateral for TALF on the closing date, as discussed under “Summary of Terms—TALF Eligibility” in this prospectus supplement, there can be no assurance that the [Class A] Notes will be eligible collateral for new TALF loans made at any time after the closing date (or TALF loans assigned after the closing date) due to changes in the terms and conditions of the TALF program or the characteristics of the [Class A] Notes or receivables. The depositor shall not be obligated to take any action to cause the [Class A] Notes to meet such alternative or additional terms and conditions of the TALF program.]

[In addition, such investors should consider that a TALF loan may be assigned only with the consent of the FRBNY, and that no such consents will be given after December 31, 2009 unless the Federal Reserve Board acts to extend the period during which TALF loans may be assigned.]

[A potential investor holding eligible collateral must, among other things described in this prospectus supplement, comply with the terms and conditions of the TALF program, satisfy certain eligibility requirements and enter into arrangements with a primary dealer that will act as an agent for the investor in connection with the related TALF loan. This prospectus supplement does not purport to describe all the requirements of participation in the TALF program or the associated risks or the availability or advisability of financing an investment in the notes with loans from the FRBNY under TALF. Potential investors in the notes are encouraged to consult with their own financial and legal advisors with respect to the program requirements of, eligibility for, and related legal and economic risk in connection with, TALF loans.]

[TALF and Risk of Illiquidity. ]	[It is likely that some purchasers of the notes will be intending to purchase the notes with TALF loans. If the FRBNY does not fund a TALF loan, it is expected that some or all of such purchasers will not purchase the related notes. This could reduce the liquidity of your notes.]

[Failure by the Swap Counterparty, if any, to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes.]	[As described further in the “Description of the Trust Documents—Interest Rate Swaps,” if the issuing entity issues any floating rate notes, it will enter into one or more interest rate swaps because the receivables owned by the issuing entity will bear interest at a fixed rate while [the Class A-4 Notes], if any, will bear interest at a floating rate based on One-Month LIBOR.]

[During any period in which the amount based on the floating One-Month LIBOR-based rate payable by the swap counterparty is substantially greater than the amount based on the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. In addition, if the interest rate swaps are terminated, the swap counterparty may be obligated to make a termination payment to the issuing entity, which could be substantial. If the swap counterparty fails to pay any amount due to the issuing entity, you may experience delays and/or reductions in the interest and principal payments on your notes. If the swap counterparty fails to make a termination payment owing to the issuing entity, the issuing entity may not be able to enter into replacement interest rate swaps and to the extent that the interest rate on [the Class A-4 Notes] exceeds the fixed rate that the issuing entity would have been required to pay the swap counterparty under the interest rate swaps, the amount available to pay principal of and interest on the notes will be reduced.]

[During any period in which the amount based on the floating rate payable by the swap counterparty is less than the amount based on the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. In addition, if the interest rate swaps are terminated, the issuing entity may be obligated to make a termination payment to the swap counterparty, which could be substantial. The swap counterparty will have a claim on the assets of the issuing entity for the monthly swap payment amount due, if any, to the swap counterparty under the interest rate swaps. The swap counterparty’s claim other than with respect to termination payments may be higher than or equal in priority to payments on the notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest and principal payments on your notes.]

[Risks Associated with the Unknown Allocation of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes and Delay in Selection of the Swap Counterparty, if any.]	[The identity of the swap counterparty, if any, and the allocation of the principal balance between the Class A-2a notes and the Class A-2b notes, the Class A-3a notes and the Class A-3b notes and the Class A-4a notes and the Class A-4b notes, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes. As the principal balance of any of the floating rate Class A-2b notes, Class A-3b notes or Class A-4b notes, if any, is increased, there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater aggregate reliance upon and exposure to the swap counterparty, if any, and noteholders will bear additional risks associated with interest rate swaps as more fully described in this prospectus supplement in “—Failure by the Swap Counterparty, if any, to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes.” Because the aggregate amount of Class A-2 notes, Class A-3 notes and Class A-4 notes is fixed as set forth on the cover of this prospectus supplement, the aggregate division of the Class A-2 principal balance between the Class A-2a notes and the Class A-2b notes, the Class A-3 principal balance between the Class A-3a notes and the Class A-3b notes and the Class A-4 principal balance between the Class A-4a notes and the Class A-4b notes, if any, may result in one or more of such classes not being issued or being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.]

THE ISSUING ENTITY

The issuing entity is a statutory trust under the laws of the State of Delaware formed pursuant to a trust agreement between World Omni Auto Receivables LLC, a Delaware limited liability company, and                     , as owner trustee. Before the sale and assignment of the trust assets to the issuing entity, the issuing entity will have no assets, obligations or operating history. The issuing entity will not engage in any business other than:

•	acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

•	issuing and making payments on the notes and certificates;

•	assigning and pledging the property of the issuing entity to the indenture trustee;

•	[entering into the Interest Rate Swaps and paying the Monthly Swap Payment Amounts and Swap Termination Payment Amounts pursuant to the Interest Rate Swaps, if any; and]

•	performing its obligations under the transaction documents and engaging in other activities to accomplish the above.

The requirements that apply to an amendment of the trust agreement are described in the prospectus under “Description of the Trust Documents—Amendments.” The issuing entity’s initial equity capitalization is expected to be approximately $            , which is the expected aggregate starting principal balance of the [initial] receivables, including the YSOC Amount, as of the [initial] cutoff date [plus the pre-funding account initial deposit, if any,] less the aggregate original principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account [and the negative carry account, if any]. The certificates, evidencing an undivided beneficial interest in the issuing entity that is subordinate to the interest of the holders of the notes, will be issued to and initially retained by the depositor. The certificates represent the equity or residual interest in the issuing entity and are not being offered by this prospectus supplement and prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$
[Pre-Funding Account]
Reserve Account
[Negative Carry Account]

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

Total	$

No expenses will be incurred in connection with the selection and acquisition of the receivables from the offering proceeds.

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

             (“            ”) will act as owner trustee under the trust agreement.              is a              and its corporate trust office is located at             .

[To be inserted by Owner Trustee: disclosure about the Owner Trustee as required by Items 1109, 1117 and 1119 of Regulation AB.]

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee

             will be the indenture trustee under the indenture.              is a              and its corporate trust office is located at             .

[To be inserted by Indenture Trustee: disclosure about the Indenture Trustee as required by Items 1109, 1117 and 1119 of Regulation AB.]

The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Trust Property

The primary assets of the issuing entity will include the following:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the applicable cutoff date;

•

amounts that from time to time may be held in one or more trust accounts, including the reserve account, [the negative carry account, if any,] the note distribution account, [and] the collection account [and pre-funding account, if any], each established and maintained on behalf of the issuing entity by a trustee;

•

the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the issuing entity under the sale and servicing agreement pursuant to which the depositor sold the receivables to the issuing entity and the servicer services the receivables on behalf of the trust;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement [including any net amounts received by the issuing entity under the Interest Rate Swaps]; and

•	any and all proceeds of the foregoing.

THE RECEIVABLES POOL

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of receivables.

[The Initial Receivables]

The characteristics set forth in this section are based on the pool of receivables as of the [initial] cutoff date. [The characteristics of the receivables in the final pool as of the end of the funding period may differ from those of the initial pool. To the extent any material pool characteristic of the final pool at the time of issuance of the notes differs by 5% or more from the description of the initial pool disclosed in this prospectus supplement and to the extent required by the rules and regulations of the SEC, information regarding the final pool will be included in a Form 8-K filed by the issuing entity within four business days of the closing date.]

The issuing entity will acquire the receivables in the [initial] pool from the depositor on the closing date. The aggregate principal balance of receivables included in the [initial] pool sold to the issuing entity on the closing date will be $            .

[As of the [initial] cutoff date, approximately [            ]% of the aggregate principal balance of the receivables in the [initial] pool were originated by World Omni Financial Corp. under a program in which World Omni Financial Corp. finances the purchase of a vehicle that was previously leased. See “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in the prospectus for more information on this program.] As of the [initial] cutoff date, each of the receivables in the [initial] pool met certain eligibility criteria, which formed the basis for the selection of the receivables. The eligibility criteria provide that each receivable:

•	was secured by a new or used automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a simple interest receivable;

•	provided for level monthly payments that fully amortize the amount financed over its original term, except for minimal differences in the first or last months;

•	had an original term to maturity of to months;

•	provided for the payment of a finance charge at a stated annual percentage rate ranging from % to %;

•	did not have a scheduled payment for which $40.00 or more was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than .

The following table sets forth information regarding the composition of the receivables in the [initial] pool as of the [initial] cutoff date. The “Weighted Average Annual Percentage Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity” and the “Weighted Average FICO® score” in the table are weighted based on the principal balance of the related receivables as of the [initial] cutoff date.

Composition of the Receivables in the [Initial] Pool as of the [Initial] Cutoff Date

Aggregate Principal Balance	$

Number of Receivables
Average Principal Balance	$
Average Original Principal Balance	$
Range of Original Principal Balance	$	to $

Weighted Average Annual Percentage Rate		%
Range of Annual Percentage Rates		% to %
Weighted Average Original Term to Maturity		months
Range of Original Terms to Maturity		months to months
Percent of Aggregate Principal Balance with Original Terms greater than 60 months		%
Weighted Average Remaining Term to Maturity		months
Range of Remaining Terms to Maturity		months to months
Weighted Average FICO® score(1),(2)
[Weighted Average FICO® score(1),(3)]
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(2),(4)		—

(1)	FICO is a registered trademark of Fair Isaac Corporation. An obligor’s FICO score measures the likelihood that such obligor will repay his or her obligation as expected.
(2)	FICO scores are calculated excluding accounts for which no FICO score is available.
(3)	[Reflects an average FICO score including accounts for which no FICO score is available and assigns the minimum FICO score of 300 to such accounts.]
(4)	A 90% FICO score range of – has the meaning that greater than 90% of the aggregate outstanding principal balance of the applicable receivables is composed of obligors with FICO scores between and , with less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) exceeding and less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) falling below .

As of the [initial] cutoff date, approximately     % of the aggregate principal balance of the receivables in the [initial] pool, constituting approximately     % of the total number of receivables in the [initial] pool, represented financings of new vehicles, and approximately     % of the aggregate principal balance of the receivables in the [initial] pool, constituting approximately     % of the total number of receivables in the [initial] pool, represented financings of used vehicles. As of the [initial] cutoff date, approximately     % of the aggregate principal balance of the receivables in the [initial] pool, constituting approximately     % of the total number of receivables in the [initial] pool, represented financings of Toyota manufactured vehicles. No other manufacturer of vehicles is represented by more than     % of the total number of receivables in the [initial] pool.

The following table sets forth information regarding the composition of the receivables relating to financings of Toyota vehicles in the [initial] pool as of the [initial] cutoff date.

Distribution of the Toyota Vehicles in the [Initial] Pool by Product Segment

as of the [Initial] Cutoff Date(1)

Product Segment	Number of Receivables	Percentage of Number of Receivables		Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car			%	$		%
Large Truck / Large SUV(2)
Other Truck / Other SUV / Minivan

Total			%	$		%

(1)	Includes only retail installment sales contracts representing financings of new and used Toyota vehicles.
(2)	Includes only Toyota Sequoia, Toyota Landcruiser and Toyota Tundra retail installment sales contracts.

The following table sets forth information regarding the geographic distribution of the receivables in the [initial] pool as of the [initial] cutoff date for the states with the largest concentrations of receivables. No other state accounts for more than     % of the aggregate principal balance of the receivables in the [initial] pool. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to 100% because of rounding.

Geographic Distribution of the Receivables in the [Initial] Pool as of the [Initial] Cutoff Date

State	Number of Receivables	Percentage of Number of Receivables		Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
[Florida]			%	$		%
[North Carolina]
[Georgia]
[Alabama]
[South Carolina]
All Others

Total			%	$		%

The following table sets forth information regarding the distribution of the receivables in the [initial] pool by annual percentage rate as of the [initial] cutoff date. Percentages in the table may not add up to 100% because of rounding.

Distribution of the Receivables in the [Initial] Pool by Annual Percentage Rate

as of the [Initial] Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Number of Receivables		Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000 – 1.000%			%	$		%
1.001 – 2.000%
2.001 – 3.000%
3.001 – 4.000%
4.001 – 5.000%
5.001 – 6.000%
6.001 – 7.000%
7.001 – 8.000%
8.001 – 9.000%
9.001 – 10.000%
10.001 – 11.000%
11.001 – 12.000%
12.001 – 13.000%
13.001 – 14.000%
14.001 – 15.000%
15.001 – 16.000%
16.001 – 17.000%
17.001 – 18.000%
18.001 – 19.000%
19.001 – 20.000%

Total			%	$		%

[The Subsequent Receivables]

[During the funding period, the issuing entity is expected to acquire additional receivables from the depositor with an aggregate starting principal balance approximately equal to the excess of the aggregate principal amount of the notes plus the initial overcollateralization amount plus the YSOC Amount with respect to the initial receivables as of the initial cutoff date plus the YSOC Amount, if any, with respect to any subsequent receivables transferred to the issuing entity as of the related subsequent cutoff date over the aggregate starting principal balance of the initial receivables as of the initial cutoff date (the “initial pre-funded amount”). On the closing date, the initial pre-funded amount will be deposited in the pre-funding account. Any transfer of subsequent receivables to the issuing entity is subject to the satisfaction, on or before the related subsequent transfer date, of the conditions precedent described in the prospectus and this prospectus supplement. Each subsequent receivable must at the time of its addition satisfy the eligibility criteria specified in the trust documents, pursuant to which the subsequent receivables are transferred to the trust, and described in the prospectus and this prospectus supplement. The subsequent receivables, however, need not satisfy any other eligibility criteria. Subsequent receivables originated or acquired by World Omni Financial Corp. will satisfy the same underwriting criteria in all material respects as the receivables in the initial pool. In addition, following the transfer of subsequent receivables to the trust, the characteristics of the receivables, including the composition of the receivables, the distribution by annual percentage rate, and geographic distribution, may vary from those of the receivables in the initial pool. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations may affect the weighted average life of each class of notes. To the extent required by the rules and regulations of the SEC, information regarding the characteristics of the subsequent receivables and the pool of assets will be included in a Form 8-K filed by the issuing entity upon the transfer of subsequent receivables into the trust and information regarding distribution and pool performance information will be included in a Form 10-D filed by the issuing entity for each related collection period following such transfer.]

[Other than with respect to the purchase of subsequent receivables, there is no requirement or ability to add or remove pool assets from the pool other than the right of the issuing entity to remove a pool asset from the pool upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repayment of the diverted amounts. For further description, please see “The Receivables Pool” in the prospectus.]

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its originated portfolio of fixed rate retail installment sale contracts originated by or acquired in the ordinary course of business by World Omni Financial Corp. or its affiliates. The originated portfolio does not include receivables acquired from unaffiliated third parties.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of [            ], 2009, the number of bankrupt contracts greater than 60 days past due was [            ]. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the issuing entity with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated. The percentages in the table may not add up to 100% because of rounding.

Delinquency Experience

	At December 31,
	2008	2007	2006	2005	2004
	(Dollars in Thousands)
Ending Net Receivables	$4,708,895	$4,230,104	$3,669,268	$2,993,074	$2,626,432
Ending Number of Contracts	315,240	287,653	259,339	226,907	208,494
Number of Delinquent Contracts(1)
31-60 Days	6,396	4,417	3,258	3,279	2,830
61-90 Days	1,643	1,072	606	646	428
91 Days and Over	564	422	227	213	129

Total	8,603	5,911	4,091	4,138	3,387

Percent of Delinquent Contracts
31-60 Days	2.03%	1.54%	1.26%	1.45%	1.36%
61-90 Days	0.52	0.37	0.23	0.28	0.21
91 Days and Over	0.18	0.15	0.09	0.09	0.06

Total	2.73%	2.06%	1.58%	1.82%	1.63%

Dollar Amount of Delinquent Contracts(1)
31-60 Days	$101,913	$66,481	$42,703	$37,901	$30,282
61-90 Days	27,358	17,835	8,319	7,903	4,998
91 Days and Over	10,785	7,482	3,377	3,037	1,801

Total	$140,056	$91,798	$54,399	$48,841	$37,081

Percent of Dollar Amount of Delinquent Contracts
31-60 Days	2.16%	1.57%	1.16%	1.27%	1.15%
61-90 Days	0.58	0.42	0.23	0.26	0.19
91 Days and Over	0.23	0.18	0.09	0.10	0.07

Total	2.97%	2.17%	1.48%	1.63%	1.41%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than $40 of the scheduled monthly payment after the related due date. The period of delinquency is based on the number of days that $40 or more of a payment is contractually past due.

Net Loss and Repossession Experience

	Year ending December 31,
	2008	2007	2006	2005	2004
	(Dollars in Thousands)
Ending Net Receivables	$4,708,895	$4,230,104	$3,669,268	$2,993,074	$2,626,432
Ending Number of Contracts	315,240	287,653	259,339	226,907	208,494
Average Portfolio Outstanding During the Period	$4,534,677	$4,006,366	$3,282,086	$2,796,677	$2,519,861
Average Number of Contracts Outstanding During the Period	304,125	276,631	240,901	215,844	206,041
Number of Repossessions	6,390	3,571	2,885	2,829	2,869
Repossessions as a Percentage of Average Number of Contracts Outstanding	2.10%	1.29%	1.20%	1.31%	1.39%
Gross Charge-Offs	$87,239	$41,804	$28,807	$25,543	$23,321
Recoveries	$(16,278)	$(11,841)	$(6,739)	$(7,339)	$(3,687)
Net Repossession Losses	$70,961	$29,963	$22,068	$18,204	$19,634
Net Repossession Losses as a Percentage of Average Portfolio Outstanding	1.56%	0.75%	0.67%	0.65%	0.78%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Repossession Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. “Net Repossession Losses,” which include charged off amounts, equal the aggregate principal balances of all contracts determined to be uncollectible in the period plus accrued but unpaid interest earned through the point of charge-off, less any recoveries, but do not include expenses incurred to dispose of vehicles.

The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off. Net repossession losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS SECURITIZED POOLS

The Internet web site found at                     , which we refer to as the “static pool website,” sets forth in tabular format static pool information regarding specified pools of retail installment sale contract receivables securitized by the sponsor during the last five years. The term ‘securitized pool’ refers to the pool of receivables included in the applicable statistical pool of receivables or, if there was no statistical pool of receivables, in the initial pool of receivables. The characteristics of each securitized pool described above are based on the securitized pool as of the related statistical cutoff date or initial cutoff date, as applicable. The characteristics of the final pool of receivables for that transaction may vary somewhat from the characteristics of the receivables in the applicable securitized pool.

The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables included in the [initial pool or the final] pool of receivables for this transaction, and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

The static pool website includes the following summary information for each of the actual securitized pools:

•	aggregate principal balance;

•	average amount financed;

•	weighted average original term;

•	range of original terms;

•	weighted average remaining term;

•	percentage of Toyota vehicles;

•	percentage of non-Toyota vehicles;

•	weighted average annual percentage rate;

•	annual percentage rate range;

•	average FICO scores;

•	the numerical range of FICO scores comprising 90% or more of all of the applicable obligors’ FICO scores;

•	percentage of new vehicles;

•	percentage of used vehicles; and

•	information regarding the geographic distribution of the receivables, by principal balance and percentage of aggregate principal balance.

The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website.

Information on the static pool website relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement.

PREPAYMENT AND YIELD CONSIDERATIONS–WEIGHTED AVERAGE LIFE OF THE SECURITIES

All of the receivables can be prepaid at any time without charge. For this purpose, “prepayments” include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons. A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. In addition, the receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the servicer of its option to purchase the receivables and cause a redemption of the notes under the conditions described in “Description of the Notes—Redemption Upon Optional Purchase” in this prospectus supplement will also accelerate the payment of the notes. [In addition, the notes may be prepaid in whole or in part at the end of the funding period, to the extent amounts in the pre-funding account are not fully utilized to purchase subsequent receivables. This mandatory prepayment will be applied to each class of notes in accordance with the priorities with respect to distributions of principal described under “Terms of the Notes—Principal” above.]

The following information is provided solely to illustrate the effect of prepayments on the receivables on the unpaid principal amounts of the [Class A] Notes and the weighted average life of the [Class A] Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables. We cannot assure you that the receivables will prepay at any assumed rate.

The tables beginning on page S-35 have been prepared on the basis of the characteristics of the receivables in the [initial] pool. Each absolute prepayment model table assumes that (a) the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables, (b) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days, (c) interest accrues on the notes at the assumed coupon rate of     % for the Class A-1 Notes,     % for the Class A-2 Notes,     % for the Class A-3 Notes,     % for the Class A-4 Notes and     % for the Class B Notes, (d) payments on the notes are made on each payment date (and each payment date is assumed to be the [15th] day of each applicable month) commencing on                     , (e) the closing date is             , 20    , (f) the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes when the aggregate principal balance of the receivables is equal to     % or less of the aggregate starting principal balance of the receivables as of their respective cutoff dates, (g) the servicing fee for each month is equal to a rate of  1/12 of %, (h) interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year and interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months, (i) the YSOC Amount at each payment date is the amount set forth in the schedule below [and (j) all payments are made as scheduled under the Interest Rate Swaps].

The YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations–Weighted Average Life of the Securities.” The actual YSOC Amount may differ depending on the actual receivables included in the pool of receivables and the actual prepayments and losses on those receivables with an annual percentage rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be     %.

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
	$		$

For purposes of these absolute prepayment model tables, the receivables have an assumed cutoff date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the original principal amount of each class of notes that is projected to be outstanding after each of the payment dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the receivables have been aggregated into [six] hypothetical pools with all of the receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and weighted average seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Assumed Cutoff Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate (%)	Weighted Average Remaining Term to Maturity (In Months)	Weighted Average Seasoning (In Months)
[1
2
3
4
5
6]

Total

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level until maturity or that all of the receivables will prepay at the same level. Moreover, the diverse terms of the receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the weighted average seasoning of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of notes.

[The weighted average life to maturity for each Class A Note has been calculated in accordance with TALF prepayment assumptions specified in the TALF frequently asked questions available as of the date of this prospectus supplement and posted on the FRBNY’s website at www.newyorkfed.org.]

Percentage of Original Class A-1 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date

Weighted Average Life to Call(1)
Weighted Average Life to Maturity(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-2 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date

Weighted Average Life to Call(1)
Weighted Average Life to Maturity(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-3 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date

Weighted Average Life to Call(1)
Weighted Average Life to Maturity(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-4 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date

Weighted Average Life to Call(1)
Weighted Average Life to Maturity(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

[Percentage of Original Class B Principal Amount

at Various Absolute Prepayment Model Percentages:]

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date

Weighted Average Life to Call(1)
Weighted Average Life to Maturity(1)

[(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.]

POOL FACTORS AND OTHER INFORMATION

The pool factor with respect to any class of notes is a seven digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of notes as a fraction of the original principal amount of that class of notes. The pool factor will be 1.0000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the principal amount of the applicable class of notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your note and (2) the pool factor.

Under the indenture, DTC will receive monthly reports concerning the payments received on the receivables, the pool factors and various other items of information. DTC will supply these reports to noteholders in accordance with its procedures. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Class A Noteholders” in this prospectus supplement.

USE OF PROCEEDS

World Omni Auto Receivables LLC will use the net proceeds of the sale of the Class A Notes (1) to purchase the [initial], receivables from World Omni Financial Corp., (2) [to deposit the pre-funding account initial deposit into the pre-funding account], [and] (3) to deposit the reserve account initial deposit into the reserve account [and (4) to deposit the negative carry account initial deposit into the negative carry account]. World Omni Financial Corp. will use all of the proceeds to reacquire the [initial] receivables from various structured commercial paper issuers including commercial paper issuers administered by affiliates of one or more of the underwriters and from an affiliate of World Omni Financial Corp.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the servicer and sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in the prospectus.

DESCRIPTION OF THE NOTES

The notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee, and the certificates will be issued under the terms of a trust agreement between World Omni Auto Receivables LLC and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the registration statement.

Payments of Interest

Interest on the principal amounts of the classes of the notes will accrue at the notes’ respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing                     . Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the [15th] day of the preceding month. Interest will accrue on the outstanding principal amount of the notes as of the previous payment date at the applicable interest rate during the related interest accrual period, which is from and including the previous payment date to, but excluding, the current payment date.

[The interest rate for the [Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes] will be a fixed rate as set forth on the cover page of this prospectus supplement.]

[The interest rate for the [Class A-4 Notes] will be a floating rate based on One-Month LIBOR plus the applicable spread. The “spread” is the number of basis points to be added to or subtracted from the related One-Month LIBOR applicable to the [Class A-4 Notes] set forth on the cover page of this prospectus supplement. One-Month LIBOR will be calculated for each interest accrual period on the day that is two business days prior to the related payment date. One-Month LIBOR for the first interest accrual period will be determined on the day of pricing. The issuing entity will enter into a an interest rate swap with respect to the [Class A-4 Notes]. See “Description of the Trust Documents—Interest Rate Swaps” and “—The Swap Counterparty” in this prospectus supplement.]

Interest on the Class A-1 Notes [and the Class A-4 Notes] will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, since the closing date) divided by 360.

Interest for a related period on each other class of the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which periods will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, , assuming a closing date of ) divided by 360.

The indenture trustee will generally apply the Available Funds and any withdrawals from the reserve account [or negative carry account up to the negative carry amount] to make interest payments on the notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

[Payments of interest on the Class A Notes will be subordinate to Monthly Swap Payment Amounts and equal in priority to Senior Swap Termination Payment Amounts, if any]. Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement, the Class A Notes will be entitled to receive certain payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the notes until interest on the Class B Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.

Payments of Principal

The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal balance of the notes as of the day immediately preceding that payment date over

•	the Pool Balance less the overcollateralization target amount for that payment date.

The indenture trustee generally will remit principal payments on the notes from Available Funds, if any, remaining after the payment of [Monthly Swap Payment Amounts, if any, Senior Swap Termination Payment Amounts, if any,] and interest on the notes. Amounts in the reserve account, [including the amount, if any, to be deposited into the reserve account from the pre-funding account,] are also available to make payments of principal of a class of notes on the expected final payment date for that class of notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus supplement.

We refer to the calendar month immediately preceding each payment date as a “collection period.” The collection period for the initial payment date shall be from, but excluding, the [initial] cutoff date to and including             . A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each payment date, the servicer shall determine the amount in the collection account for the calendar month preceding such payment date. On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (3), (5) and (7) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the issuing entity will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full;

(2) to the Class A-2 Notes until they are paid in full;

(3) to the Class A-3 Notes until they are paid in full;

(4) to the Class A-4 Notes until they are paid in full; and

(5) to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal balances until the remaining Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in ;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in ;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in ;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in ; and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in .

The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the final scheduled payment date for that class.

Redemption Upon Optional Purchase

The servicer may, at its option, purchase all remaining receivables from the issuing entity on any payment date following the last day of any collection period during which the aggregate outstanding principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The purchase price for the receivables will at least equal the aggregate of the unpaid principal balance of the notes plus accrued and unpaid interest as of such last day [plus all amounts owing to the swap counterparty under the Interest Rate Swaps]. Exercise of this right of redemption of the receivables will result in the redemption of the notes at a price equal to the aggregate outstanding principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption, as calculated by the paying agent. Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder’s note at the office or agency of the indenture trustee specified in the notice of termination.

[Mandatory Prepayment]

[If there is a funding period, a portion of the notes will be prepaid on the payment date immediately following the calendar month in which the last day of the funding period occurs if and to the extent any amount remains on deposit in the pre-funding account on that payment date, after giving effect to the purchase of all subsequent receivables. All mandatory prepayments will be made in accordance with the priorities described under “Description of the Notes—Payments of Principal” above.]

REGISTRATION OF THE [CLASS A] NOTES

Book-Entry Registration

The [Class A] Notes will initially be represented by notes registered in the name of Cede & Co. as nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and the administration agreement. We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final trust documents with the SEC following the issuance of the notes. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety if you require complete information regarding their contents.

On the closing date, the depositor will purchase from World Omni Financial Corp. under the purchase agreement, without recourse, except as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the [initial] receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the notes, the depositor will sell and assign to the issuing entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the [initial] receivables, together with its security interests in the financed vehicles. The owner trustee will, concurrently with such sale and assignment, execute, and the indenture trustee will authenticate and deliver to the depositor the notes and the certificates in exchange for the receivables. Upon the execution of the trust documents, the issuance of the notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the indenture trustee will hold a first priority perfected security interest in the receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in the prospectus for more detail.

Upon delivery to the depositor of the notes and certificates, the depositor will then sell the underwritten [Class A] Notes to the underwriters. We refer you to “Underwriting” in this prospectus supplement. [During the funding period, subsequent receivables with an aggregate starting principal balance that is at least equal to the pre-funded amount are expected to be purchased by the depositor and assigned to the issuing entity.]

To assure uniform quality in servicing as well as to reduce administrative costs, the indenture trustee will appoint the servicer as custodian of the receivables and all documents related thereto. The receivables will not be physically segregated from other retail installment sale contracts of the servicer or those which the servicer services for others.

World Omni Financial Corp. will serve as the administrator under the administration agreement among the issuing entity, the depositor, the indenture trustee and World Omni Financial Corp. World Omni Financial Corp., as administrator, will perform certain of the duties of the owner trustee and the issuing entity that are assigned to it under the administration agreement and will provide additional services as are prescribed under the terms of the other trust documents. Significant duties of the administrator will be to monitor the performance of the issuing entity and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the issuing entity and the owner trustee under the trust documents. In furtherance of the foregoing, the administrator will take any appropriate action that is required to be taken by the issuing entity and/or the owner trustee pursuant to the trust documents. However, the administrator will not take any action with regard to any “material matter”, as defined in the administration agreement, unless the trust documents authorize such action and the administrator has notified the owner trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the administrator will not be obligated to make any payments to noteholders under any of the trust documents.

In the trust documents, World Omni Financial Corp. will make representations and warranties concerning the receivables, as described under “The Receivables Pool” in the prospectus. As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to the depositor and World Omni Financial Corp. or discovery by either of a breach of any representation or warranty concerning a receivable that materially and adversely affects the receivable, unless the breach is cured, World Omni Financial Corp. will purchase such receivable from the issuing entity for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee for any such uncured breach.

Trust Accounts

The servicer will establish and maintain a collection account in the name of the indenture trustee on behalf of the noteholders. Within two business days of receipt and identification of funds, the servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the payment date (whether or not such funds will be distributed to noteholders, retained in the collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

(1) World Omni Financial Corp. remains the servicer under the sale and servicing agreement,

(2) no default by the servicer has occurred and is continuing, and

(3) World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the notes.

The servicer will also establish and maintain one or more distribution accounts, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the notes.

Advances

The servicer will be obligated to make advances of 30 days of interest on each payment date in respect of receivables delinquent for more than 30 days, which is determined as of the last day of the related collection period, to the extent it determines that the advance will be recoverable. The servicer will recover advances from subsequent payments by or on behalf of the respective obligor or, upon the servicer’s determination that an advance is nonrecoverable, from any collections made on other receivables.

Servicing Compensation

The servicing fee payable to the servicer with respect to a collection period will be  1/12 of     % of the principal balance of the receivables as of the first day of the related collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month. The servicer may also receive supplemental servicing fees (“Supplemental Servicing Fees”) charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges, phone pay fees, non-sufficient funds fees and other administrative fees or similar charges allowed by applicable law on the receivables collected from obligors during the related collection period. Such amounts are in addition to collections of principal and interest on the receivables and do not reduce the amount of Available Funds available to noteholders. The amount of Supplemental Servicing Fees that the servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the payment date following the collection period out of collections for the collection period before any amounts are made available to make payments to the noteholders. The servicer may elect to defer all or a portion of the servicing fee with respect to a collection period as discussed in “Description of the Trust Documents—Servicing Compensation” in the prospectus.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, in servicing Defaulted Receivables so as to maximize the issuing entity’s realization of Defaulted Receivables. The sale and servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the issuing entity’s Defaulted Receivables.

Distributions

Allocations and Distributions

On or before the business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes described in this prospectus supplement, the servicer will instruct the indenture trustee to make the following allocations and distributions, to the extent of the Available Funds [plus funds available from the negative carry account up to the negative carry amount], in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1) [to the swap counterparty, the Monthly Swap Payment Amount;]

(2) [pro rata (a)] to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount [and (b) to the swap counterparty, any Senior Swap Termination Payment Amounts];

(3) to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(4) to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(5) to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(6) to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(7) to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (3) and (5) above;

(8) [to the swap counterparty, any Subordinate Swap Termination Payment Amounts;] and

(9) to the certificateholders, any remaining amounts.

In the event that the Available Funds for a payment date are not sufficient to make the full amount of the payments and deposits required by clauses (1) through (5) above on that payment date, the indenture trustee shall withdraw from the reserve account on that payment date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through (5) above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order or priority:

(1) [to the swap counterparty, the Monthly Swap Payment Amount;]

(2) [pro rata (a)] to the holders of the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes [and (b) to the swap counterparty, any Senior Swap Termination Payment Amounts];

(3) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(4) to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(5) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(6) to the holders of the Class B Notes, the outstanding amount of the Class B Notes;

(7) [to the swap counterparty, any Subordinate Swap Termination Payment Amounts;] and

(8) to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from total Available Funds are made on each payment date.

Total Available Funds
Servicing Fee and other fees
Monthly Swap Payment Amounts (if any)
Acceleration Upon An Event of Default?
No
Yes
Class A Noteholders' Interest Distributable Amount
R
Senior Swap Termination Payment Amounts (if any)
A-1 Interest
A-2 Interest
A-3 Interest
A-4 Interest
aggregate accrued and unpaid interest on each Class
R
A-1 Interest
A-2 Interest
A-3 Interest
A-4 Interest
Senior Swap Termination Payment Amounts (if any)
R
Noteholders' First Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Class B Noteholders' Interest Distributable Amount
R
B Interest
R
Noteholders' Second Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Reserve Account, up to the Required Reserve Amount
Note Distribution Amount
Subordinate Swap Termination Payment Amounts (if any)
Certificateholders,
Event of Default due to default in payment of interest or principal on notes?
No
Yes
aggregate accrued and unpaid interest on B Notes
B interest
aggregate Outstanding Amount of each A Class
A-1 principal
A-2 principal
A-3 principal
A-4 principal
R*
A-1 principal
aggregate Outstanding Amount of each A Class
A-2 principal
A-3 principal
A-4 principal
R*
aggregate accrued and unpaid interest on B Notes
B interest
R
B principal
aggregate Outstanding Amount of the B Notes
Subordinate Swap Termination Payment Amounts (if any)
Certificateholders, remaining balance
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of the Prospectus Supplement for further description.
R represents amounts that may be withdrawn from the Reserve Account to cover any shortfalls thereon.
dotted lines connecting payments represent pro rata treatment
* provided that the Event of Default is a payment default

Payments to Noteholders

On each payment date:

(1) all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such notes;

(2) all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes; and

(3) all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

In addition, on and after the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

Reserve Account

The reserve account will provide protection to the noteholders. On the closing date, the depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $             (the “reserve account [initial] deposit”), which is equal to % of the expected aggregate starting principal balance of the [initial] receivables as of the [initial] cutoff date less the YSOC Amount as of the [initial] cutoff date. The indenture trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account. [In addition, on each date during the funding period on which subsequent receivables are transferred to the issuing entity, cash or eligible investments in an amount equal to     % of the aggregate starting principal balance of the subsequent receivables as of the related subsequent cutoff date less the YSOC Amount of the subsequent receivables as of the related subsequent cutoff date (the “reserve account subsequent transfer deposit”) will be withdrawn from the pre-funding account and deposited into the reserve account.]

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account and apply those funds to make the payments in clauses (1) through (5) of the first paragraph under “—Distributions— Allocations and Distributions” above that are not covered by collections on the receivables, [net amounts received by the issuing entity under the Interest Rate Swaps and amounts available from the negative carry account]. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, or, if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of notes in full.

On each payment date, the indenture trustee will deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in clauses (1) through (5) under “—Distributions—Allocations and Distributions” above.

If the amount on deposit in the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the Required Reserve Amount for the related payment date, the excess amount will be added to the Available Funds for that payment date.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the notes.

[Pre-Funding Account]

[If there is a funding period, the servicer will establish and maintain the pre-funding account in the name of the indenture trustee for the benefit of the noteholders. The “funding period” will be the period from and including the closing date until the earliest of (1) the date on which the amount on deposit in the pre-funding account (after giving effect to the acquisition of all subsequent receivables, including any subsequent receivables acquired on that date) is not greater than $100,000, (2) the occurrence of an event of default under the indenture, (3) the occurrence of a servicer default under the sale and servicing agreement, (4) the occurrence of specified events of insolvency with respect to the depositor or the servicer, and (5) the close of business on the last business day of             . The duration of the pre-funding period will not extend beyond one year after the date of issuance of the notes and the amount of proceeds deposited into the pre-funding account will not exceed 50% of the offering proceeds.]

On the closing date, the pre-funding account will be created with an initial deposit of $            , which shall equal     % of the aggregate original principal amount of the notes. On each subsequent transfer date during the funding period (1) an amount equal to     % of the starting principal balances of all subsequent receivables transferred to the issuing entity on such subsequent transfer date less the YSOC Amount of those subsequent receivables as of the related subsequent cutoff date will be withdrawn from the pre-funding account and (2) from those funds, an amount equal to the related reserve account subsequent transfer deposit will be deposited into the reserve account and the remainder will be paid to the depositor as payment for such subsequent receivables. If the balance of funds on deposit in the pre-funding account as of the end of the funding period is greater than zero, the issuing entity will apply the remaining pre-funded amount to make a mandatory prepayment of the notes in accordance with the priorities set forth under “The Notes—Payments of Principal” in this prospectus supplement. To the extent required by the rules and regulations of the SEC, information regarding the characteristics of the subsequent receivables and the pool assets will be included in a Form 8-K filed by the issuing entity upon the transfer of subsequent receivables into the trust and information regarding distribution and pool performance information will be included in a Form 10-D filed by the issuing entity for each related collection period following such transfer.]

[To the extent funds are deposited into the pre-funding account, the depositor will be obligated to convey subsequent receivables to the issuing entity, subject only to the availability of additional receivables and the satisfaction of certain conditions precedent and the eligibility criteria described under “The Receivable Pool—The Initial Pool” and “—Subsequent Receivables” in this prospectus supplement and “The Receivables Pool—Pre-Funding Account” in the prospectus. In connection with the transfer of subsequent receivables, World Omni Financial Corp. and the depositor will represent that the requirements discussed above are satisfied, but there will be no independent verification to confirm such representations. The underwriting criteria for subsequent receivables will be substantially the same in all material respects as those for the initial receivables.]

[Revolving Period]

[In the event that notes offered under this prospectus supplement include a revolving period, we will disclose the information required by Item 1111(g) of Regulation AB, as applicable.]

[Negative Carry Account]

[If there is a funding period, the servicer will establish and maintain the negative carry account in the name of the indenture trustee for the benefit of the noteholders. On the closing date, $             will be deposited into the negative carry account (“negative carry account initial deposit”). The negative carry account initial deposit will equal the Maximum Negative Carry Amount as of the closing date. On subsequent payment dates, the servicer will instruct the indenture trustee to withdraw from the negative carry account and deposit into the collection account an amount equal to the Negative Carry Amount for that payment date. If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal of the Negative Carry Amount for that payment date, is greater than the Maximum Negative Carry Amount for that payment date, the excess will become part of Available Funds. All amounts remaining on deposit in the negative carry account on the payment date immediately following the calendar month in which the last day of the funding period occurs, after giving effect to all withdrawals therefrom on that payment date, will become part of Available Funds.]

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables held by the issuing entity less the YSOC Amount of those receivables [plus amounts, if any, in the pre-funding account] exceeds the aggregate principal balance of the notes. Overcollateralization as of the closing date is expected to be approximately     % of the aggregate starting principal balance of the [initial] receivables less the YSOC Amount of the [initial] receivables as of the [initial] cutoff date. [On any date on which subsequent receivables are transferred to the issuing entity, additional overcollateralization will be added to the issuing entity in an amount equal to approximately     % of the aggregate starting principal balance of the subsequent receivables transferred to the issuing entity on that date less the YSOC Amount of those subsequent receivables as of the related cutoff date.] In addition, the application of funds according to clause (7) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any payment date to a target amount of     % of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period, but not less than     % of the aggregate starting principal balance of the receivables as of the closing date less the YSOC Amount of those receivables as of the closing date, as a result of the payment of a greater amount of principal on the notes in the first several months after the closing date than is paid on the principal of the receivables during the related period. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections for the receivables, if any.

The YSOC Amount

The YSOC Amount, with respect to any calendar month and the related payment date, or with respect to the [initial cutoff date or any subsequent] cutoff date, is the aggregate amount by which the principal balance as of the last day of such calendar month or the respective cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of noteholders in the prospectus under the caption “Description of the Notes—The Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes and/or the Class B Notes, in order that there be a separate indenture trustee for each class of notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes will be entitled to their respective share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement, and only the holders of the Class A Notes will have the right to waive events of default under the indenture or servicer defaults or direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes, by accepting its respective interest in a Class B Note, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Reports to Class A Noteholders

On or prior to the close of business on the day that is two business days immediately preceding each payment date or any day prior thereto, the indenture trustee will receive and forward to DTC a statement prepared by the servicer as described in “Description of the Securities—Reports to Securityholders” in the prospectus. DTC will supply these reports to Class A noteholders in accordance with its procedures.

In addition to the information specified in “Description of the Securities—Reports to Securityholders” in the prospectus, the statement will set forth the following:

(1) the Noteholders’ First Priority Principal Distributable Amount, if any, for the related payment date;

(2) the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related payment date;

(3) the Noteholders’ Principal Distributable Amount for the related payment date;

(4) the interest rate for each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes [(including One-Month LIBOR)] [and the Class B Notes] for the related payment period;

(5) the amount of any interest carryover shortfall on the related payment date;

(6) the balance of the reserve account after giving effect to deposits and withdrawals to be made on that payment date;

(7) [the balance of the pre-funding account after giving effect to withdrawals to be made on the payment date;]

(8) [the balance of the negative carry account after giving effect to withdrawals to be made on that payment date;]

(9) the Overcollateralization Target Amount for the related payment date;

(10) the number and amount of pool assets, the weighted average annual percentage rate and the weighted average remaining term;

(11) delinquency, repossession and loss information on the receivables for the related payment period;

(12) the amount of any servicer advances made during the related payment period;

(13) [the Monthly Swap Payment Amount, the Senior Swap Termination Payment Amount and the Subordinate Swap Termination Payment Amount, if any]; and

(14) the YSOC Amount for the related payment date.

The report will indicate each amount described in clauses (1), (2), (3) and (5) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the issuing entity, will initially be held by the depositor, who may thereafter sell the certificates. [The certificates will not bear interest.]

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The owner trustee will be indemnified by the depositor, through the administrator, for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to perform certain express obligations in the trust documents, any inaccuracy in its express representations and warranties and its federal and state taxes.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee, [the swap counterparty] and the rating agencies. Any successor owner trustee must at all times: (1) be a corporation that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating of at least “A” (or the equivalent) by each rating agency. Any costs associated with the resignation or removal of the owner trustee will be paid by the administrator.

Indenture Trustee

In addition to receiving reasonable compensation, the indenture trustee will be reimbursed by the depositor, through the administrator, for the costs and expenses it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity. The indenture trustee will be indemnified by the issuing entity or the administrator for any loss, liability or expense it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity. However, the indenture trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct or negligence.

The indenture trustee may resign at any time by giving notice to the issuing entity [and the swap counterparty]. The indenture trustee must resign after an event of default if resignation is required under the Trust Indenture Act of 1939, as amended, and the indenture trustee will bear all costs of procuring a successor indenture trustee within 90 days of such event of default. The indenture trustee may be removed by the issuing entity at any time if the indenture trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent or is otherwise incapable of legally acting under the trust documents. The indenture trustee may also be removed by the noteholders if (1) it fails to comply with section 6.11 of the indenture and the noteholders petition a court of proper jurisdiction to remove the indenture trustee and appoint a successor or (2) the holders of at least 50% of the outstanding amount of controlling securities desire to remove the indenture trustee and appoint a new indenture trustee by notifying the indenture trustee of their decision and action.

The administrator, on behalf of the issuing entity, will appoint any successor indenture trustee except in the case of the outgoing indenture trustee’s removal by 50% of the holders of the outstanding controlling securities pursuant to item (2) in the preceding paragraph. Any successor indenture trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) be rated at least A-1 by Standard & Poor’s and Prime-1 by Moody’s. Any successor indenture trustee will deliver a written acceptance of its appointment to the outgoing indenture trustee and the issuing entity and will deliver by mail a notice of its succession to the noteholders [and the swap counterparty]. Any costs associated with the resignation or removal of the indenture trustee (except in connection with an event of default as described in the previous paragraph) will be paid by the administrator.

[Interest Rate Swaps]

[If the issuing entity issues any floating rate notes, it will enter into one or more interest rate swaps with [        ] (the “[        ]”), as the swap counterparty, to hedge its floating rate interest obligations with respect to any of [the Class A-4 Notes].]

[Under each Interest Rate Swap, the issuing entity will receive payments at a rate determined by reference to One-Month LIBOR, which is the basis for determining the amount of interest due on [the Class A-4 Notes]. Under the Interest Rate Swaps, on each payment date, (1) the issuing entity will be obligated to pay the swap counterparty the applicable fixed interest rate set forth below on the basis of a 360-day year of twelve 30-day months on a notional amount equal to the outstanding principal balance of the related class of floating rate notes as of the preceding payment date or, in the case of the initial payment date, the original principal amount of the related class of floating rate notes on the closing date, and (2) the swap counterparty will be obligated to pay to the issuing entity a floating interest rate of One-Month LIBOR for the related payment date plus the applicable spread set forth below on a notional amount equal to the outstanding principal balance of the related class of floating rate notes as of the preceding payment date.]

[The fixed rates to be used in calculating the issuing entity’s payments under the Interest Rate Swaps related to [the Class A-4 Notes] will be equal to [    %] per annum. The spread to be used in calculating the swap counterparty’s payments under the Interest Rate Swaps related to [the Class A-4 Notes] will be equal to [    %].]

[On each Payment Date, the amount the issuing entity will be obligated to pay will be netted against the amount payable by the swap counterparty under the Interest Rate Swaps. Only the net amount will be payable by the issuing entity or the swap counterparty, as applicable.]

[The Interest Rate Swaps provide for specified events of default and termination events. Events of default applicable to the issuing entity include, the failure to make payments due under the Interest Rate Swaps, the occurrence of certain bankruptcy-related events and a merger by the issuing entity without an assumption of its obligations under the Interest Rate Swaps. In addition, termination events, including illegality, specified tax events, the acceleration of the notes after the occurrence of an event of default and an amendment to the transaction documents that is adverse to the swap counterparty is made without the swap counterparty’s consent, will apply to the issuing entity.]

[In the event that the swap counterparty’s long-term or short-term ratings cease to be at the levels required by Standard & Poor’s and Moody’s, the swap counterparty will be obligated to obtain a guaranty from or assign its rights and obligations under the Interest Rate Swaps to another party reasonably acceptable to the issuing entity or post collateral to maintain the ratings of the notes. [Insert description of any additional rating agency requirements.] If the swap counterparty has not taken one of the actions specified above within the specified time, the issuing entity may terminate the Interest Rate Swaps.]

[If an event of default or a termination event occurs, the non-defaulting party or the relevant affected party, as applicable, may elect to terminate the Interest Rate Swaps. In the event of the termination of the Interest Rate Swaps, a termination payment may be due (1) to the swap counterparty by the issuing entity out of funds that would otherwise be available to make distributions to the noteholders or the certificateholders or (2) to the issuing entity by the swap counterparty. The amount of the termination payment will be based on market quotations of the cost of entering into a similar swap transaction, in accordance with the procedures set forth in the Interest Rate Swaps. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes.]

[The swap counterparty will have the right to consent to amendments under the indenture, the receivables purchase agreement, the sale and servicing agreement, the trust agreement, the administration agreement and the swap counterparty rights agreement, other than amendments that do not materially and adversely affect the interests of the swap counterparty.]

[The Swap Counterparty]

[[         is the swap counterparty. It is organized as a          under the laws of         . [To be inserted: description of the general character of the business of the swap counterparty].]

[The long-term credit rating assigned to the swap counterparty by Moody’s is currently “        “ and by Standard and Poor’s is currently “        .” The short-term credit rating assigned to the swap counterparty by Moody’s is currently “ “ and by Standard and Poor’s is currently “        .”]

[Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described under “The Description of the Trust Documents—Interest Rate Swap.”]

[Swap Agreement Significance Percentage]

[Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with World Omni Financial Corp.’s general risk management procedures, the significance percentage of the Interest Rate Swap is less than 10%.] [To be inserted if applicable — financial information required by Item 1115 of Regulation AB to the extent any providers of derivative instruments is liable or contingently liable to provide payments representing 10% or more of the cash flow.]

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

[The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.]

[The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.]

[[        ], an underwriter for the Notes, and [        ], the swap counterparty, are affiliates and engage in transactions with each other involving securitizations.]

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each payment date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Servicing Fee (1)(2)	One-twelfth of [ ]% of the principal balance of the receivables as of the first day of the related collection period.	Servicer	The Servicing Fee for the related payment date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution

(1)	The formula for calculating the servicing fee may not be changed without the consent of the depositor, the servicer, the issuing entity, the indenture trustee and holders of the notes evidencing not less than 50% of the outstanding amount of the controlling securities and the consent of the holders of certificates evidencing not less than 50% of the percentage interest of the certificates. The fees and expenses of the indenture trustee and the owner trustee will not be paid out of Available Funds on each payment date. Instead, such fees and expenses will be paid by World Omni Financial Corp., as Administrator, pursuant to the Administration Agreement.

(2)	The servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to noteholders. See “Description of the Trust Documents — Servicing Compensation” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of certain material United States federal income tax considerations relevant to the beneficial owner of a [Class A] Note that holds the [Class A] Note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading “Material Federal Income Tax Consequences.” The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as regulations promulgated by the U.S. Department of Treasury. The discussion under the heading “Material Federal Income Tax Consequences” may not address all tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the [Class A] Notes.

Characterization of the [Class A] Notes

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the [Class A] Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuing entity has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes [and the Class B Notes] will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the issuing entity. The remainder of this discussion assumes that the [Class A] Notes are debt for federal income tax purposes. For a discussion of the treatment if the [Class A] Notes were not considered debt for federal income tax purposes, see “Material Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” in the accompanying prospectus.

Classification of the Issuing Entity

In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the issuing entity will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the issuing entity or will be treated as a domestic partnership when there are two or more beneficial owners of the issuing entity.

Discount and Premium

For federal income tax reporting purposes, it is anticipated that the [Class A] Notes [(other than the Class A-1 Notes)] will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at a     % absolute prepayment model rate, and there will be no extensions of maturity for any receivables. No representation is made that the receivables will prepay at that rate or at any other rate.

The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the [Class A] Notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

Certain classes of the [Class A] Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder’s purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You are encouraged to consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

[Because the Class A-1 Notes have a maturity of less than one year from the date of issuance, special rules may apply. We refer to you to “Material Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Interest Income on the Notes” in the prospectus.]

Gain or Loss on Disposition

If you sell a [Class A] Note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note or accrued market discount previously reported as income, and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. When you sell a [Class A] Note or receive a principal payment with respect to such a note, your gain will be treated as ordinary income to the extent of any accrued interest and accrued market discount not previously reported as income. Upon a partial principal payment, your gain is equal to the difference between the amount of the payment and the portion of your adjusted basis in the note (as described above) allocable to such payment (generally on a pro rata basis). All loss upon a sale and any gain in excess of accrued market discount will generally be a long-term capital gain or loss if you held the [Class A] Note for more than one year.

Backup Withholding and Information Reporting

Payments of interest and principal, as well as payments of proceeds from the sale of [Class A] Notes, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code at a rate of 28.00% if you fail to furnish to the issuing entity certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

We will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. [Bilzin Sumberg Baena Price & Axelrod LLP], special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the issuing entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the issuing entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account and any other plan within the meaning of Section 4975 of the Internal Revenue Code (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, plans that are not subject to ERISA may be subject to comparable federal, state or local law restrictions similar to ERISA (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the [Class A] Notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the [Class A] Notes, including the reasonable expectation of purchasers of [Class A] Notes that the [Class A] Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of [Class A] Notes for ERISA purposes could change if the issuing entity incurred losses.

However, without regard to whether the [Class A] Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of [Class A] Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the servicer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code is available for most transactions where the party in interest or disqualified person is not affiliated with the Benefit Plan sponsor or acting as a fiduciary to the Benefit Plan. In addition, certain class exemptions could offer broader relief for the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers”; 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a [Class A] Note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan or a plan subject to any Similar Law; or (2) the acquisition and holding of the [Class A] Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code or Similar Law.

A plan fiduciary considering the purchase of notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                    among World Omni Financial Corp., the depositor, and                    and                    , as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	[Class B Notes]

Total

The depositor has been advised by the underwriters that they propose initially to offer the underwritten [Class A] Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of [Class A] Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of [Class A] Notes. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession	Reallowance
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
[Class B Notes]

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the underwritten [Class A] Notes if any of such notes are purchased.

Each underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, (c) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, and (d) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the [Class A] Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering of the [Class A] Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the [Class A] Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the [Class A] Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the [Class A] Notes.

As Percent of Aggregate Principal Amount of the [Class A] Notes
Aggregate Price to Public of the [Class A] Notes
Aggregate Underwriting Discount
Aggregate Proceeds to Depositor
Additional Offering Expenses

FORWARD LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filing by the issuing entity or the depositor in press releases and in oral and written statements made by or with the issuing entities or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the servicer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against World Omni Financial Corp., the depositor, the indenture trustee, the owner trustee, the issuing entity or the servicer, or of which any property of the foregoing is the subject.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the securities being offered and certain federal income tax matters, will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by [Bilzin Sumberg Baena Price & Axelrod LLP], Miami, Florida. Some legal matters relating to the notes will be passed upon for the underwriters by [Bingham McCutchen LLP].

[TALF CONSIDERATIONS]

[In order to be eligible collateral under TALF, the Class A Notes and the receivables underlying the Class A Notes must satisfy eligibility criteria specified by the FRBNY. The Class A Notes will be eligible collateral under TALF for investors to pledge as collateral for loans borrowed from the FRBNY under TALF. The receivables will satisfy all applicable criteria relating to prime auto retail loans under TALF, and the issuing entity and the sponsor will certify to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification as to TALF Eligibility for Non-Mortgage-Backed ABS” attached as Appendix A to this prospectus supplement. On the closing date, the Class A Notes will be backed by “prime auto retail loans” for purposes of calculating the initial TALF haircuts. The information contained in this section regarding the requirements of TALF is based on the TALF Terms and Conditions as in effect on the date hereof and the frequently asked questions posted by the FRBNY at http://www.newyorkfed.org. The pricing date for the Class A Notes is expected to coincide with the [            ] TALF subscription date and the closing date for the Class A Notes is expected to coincide with the [            ] TALF settlement date.]

[If you are an investor intending to pledge the Class A Notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisors regarding the program requirements (including the Master Loan and Security Agreement to be entered into between the FRBNY and primary dealers, and the customer agreement to be entered into between the primary dealers and investors, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website) of, eligibility for, and related legal and economic risks in connection with, loans under TALF. Under current TALF regulations, investors seeking a TALF loan must submit an application by December 31, 2009.]

[As of the initial cutoff date, the receivables will satisfy the TALF eligibility criteria, as specified below:

•	all of the receivables are U.S. dollar-denominated,

•

all of the receivables are retail auto loans or retail installment sales contracts relating to new and used automobiles and light-duty trucks, and do not include exposures that are themselves cash asset-backed securities or synthetic asset-backed securities,

•

all or substantially all of (a) the receivables are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) the obligors under the receivables are U.S.-domiciled; “all or substantially all” in this context means 95% or more of the dollar amount of the receivables,

•	all or substantially all of the receivables were originated on or after October 1, 2007; “all or substantially all” in this context means 85% or more of the dollar amount of the receivables, and

•

the weighted average FICO® score of the receivables at origination (weighted by original principal balance of each receivable) is 680 or greater, calculated (a) by excluding accounts for which no FICO® score is available and (b) by including accounts for which no FICO® score is available and assigning the minimum FICO® score of 300 to such accounts.]

[Auto loans are considered “prime” under TALF if the weighted average FICO score of the receivables is 680 or greater. Receivables without a FICO score are assigned the minimum FICO score of 300 for this calculation. The receivables to be acquired by the issuing entity are “prime” retail auto loans because the weighted average FICO score of such receivables is [___]].

[On the closing date, the Class A Notes will satisfy the TALF eligibility criteria, as specified below:

•	the Class A Notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities,

•

the Class A Notes will be rated in the highest long-term or short-term investment-grade rating category by two or more eligible NRSROs, and will not have a credit rating below the highest investment-grade rating category from any eligible NRSRO; “eligible nationally recognized statistical rating organization” in this context means Fitch, Moody’s and S&P; these ratings will be obtained without the benefit of any third-party guarantee and will not be on review or watch for downgrade,

•	The Class A Notes will be obligations of the issuing entity only, and no payments of principal of or interest on the Class A Notes will be guaranteed by any third-party,

•	The Class A Notes are not subject to an optional redemption other than a customary clean-up call (as defined under TALF),

•

the weighted average life to maturity of each class of Class A Notes, which was calculated using a prepayment speed of 1.3% absolute prepayment model percentage in accordance with the TALF prepayment assumptions and the assumptions described under “Prepayment and Yield Considerations–Weighted Average Life of the Securities”, is less than or equal to five years, and

•

the Class A Notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC and will have the following CUSIP numbers: Class A-1 (CUSIP #             ), Class A-2 (CUSIP #             ), Class A-3 (CUSIP #             ), and Class A-4 (CUSIP #             ).]

[The following documents will be delivered to the FRBNY no later than four business days prior to the closing date, or such later date as may be specified by the FRBNY prior to the closing date:

•

an attestation, in the form prescribed by the FRBNY, from a nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board, indicating that the Class A Notes are “eligible collateral” under TALF,

•

a Certification as to TALF Eligibility for Non-Mortgage-Backed ABS, in the form prescribed by the FRBNY as of the date of this prospectus supplement, attached as Appendix A to this prospectus supplement, executed by the sponsor and the issuing entity, and

•

an undertaking, in the form prescribed by the FRBNY, executed by the sponsor, to indemnify the FRBNY and TALF LLC and their respective affiliates against losses they may suffer if the certifications in the Certification as to TALF Eligibility for Non-Mortgage-Backed ABS are untrue.]

[The sponsor will also deliver to the FRBNY, no later than the closing date, the final credit rating letters issued by each rating agency issuing a rating on the Class A Notes.]

[An investor in the Class A Notes must use a primary dealer, which will act as an agent for the investor, to obtain a loan under TALF. It is expected that each primary dealer will require the related investor to enter into a customer agreement setting forth the terms and conditions of the relationship between that primary dealer and that investor before the primary dealer will agree to act as the investor’s agent in connection with the related TALF loan. Under the customer agreement, the primary dealer may require an investor in the Class A Notes to obtain a Term Asset-Backed Securities Loan Facility Undertaking (the “TALF Undertaking”) executed by each of the sponsor, the depositor and the issuing entity for the benefit of that primary dealer before the primary dealer will agree to arrange a TALF loan secured by the Class A Notes. The sponsor, the depositor and the issuing entity will execute a TALF Undertaking on or prior to the closing date with each primary dealer acting as agent for an investor on the closing date, but the sponsor, the depositor and the issuing entity are not obligated to execute and deliver a TALF Undertaking with any primary dealer or with any underwriter at any other time. ]

[Ratings on the Class A Notes are expected to be monitored by S&P and Moody’s while the Class A Notes are outstanding. If any rating for any class of Class A Notes is lowered or withdrawn by S&P or Moody’s, or is placed on review or watch for downgrade, then that class of Class A Notes will no longer be eligible collateral for a new TALF loan until, as applicable, the rating is reinstated to the rating specified in “Summary of Terms—Ratings on the Class A Notes” in this prospectus supplement or such review or watch for downgrade is removed. Although the Certification as to TALF Eligibility for Non-Mortgage-Backed ABS requires the sponsor and the issuing entity to notify the FRBNY and all registered holders of the Class A Notes upon a determination that certain statements relating to the eligibility of the Class A Notes are no longer correct, neither the sponsor nor the issuing entity is obligated to monitor the characteristics of the receivables set forth above or to recalculate the weighted average life of any class of the Class A Notes based on actual prepayment experience after the closing date.]

[This prospectus supplement does not describe all of the requirements of TALF or the associated risks of obtaining loans under TALF. If you want to obtain a loan under TALF, you are encouraged to consult your financial and legal advisors regarding the advisability of obtaining a loan under TALF and the requirements of TALF, including whether you are an “eligible borrower” under TALF.]

[For more information about the risks associated with an investment in the Class A Notes as a result of the requirements of TALF, you should read “Risk Factors—You May Not Receive A Loan Under TALF Unless Your Notes Constitute Eligible Collateral Under TALF”, “Risk Factors—The Requirements of TALF May Adversely Affect the Market Value and Liquidity of Your Notes”, “Risk Factors—Risk of Rejection of TALF Loan Requests” and “Risk Factors—TALF and Risk of Illiquidity” in this prospectus supplement and “TALF Considerations” in the prospectus.]

GLOSSARY OF TERMS TO THE PROSPECTUS SUPPLEMENT

The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

“Available Funds” means, generally, with respect to any payment date, the sum of the following amounts with respect to the related collection period:

•	all collections on the receivables;

•	advances made by the servicer with respect to delinquent receivables;

•

all proceeds of liquidated receivables, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on the liquidated receivables and all recoveries in respect of liquidated receivables that became liquidated receivables in prior collection periods;

•	the Purchase Amount of each receivable that was repurchased by the depositor or purchased by the servicer under an obligation that arose during the related collection period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	amounts in the Reserve Account in excess of the Required Reserve Amount;

•	[amounts in the negative carry account in excess of the required negative carry account balance;]

•	investment earnings on funds on deposit in the collection account, the Reserve Account, [the pre-funding account and the negative carry account];

•

any funds received by the indenture trustee (net of any amounts paid to the indenture trustee pursuant to the indenture and to the owner trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies;

•	redeposits into the collection account of amounts available for distribution to certificateholders from the previous payment date, if any; and

•	[the net amount paid to the issuing entity under the Interest Rate Swaps since the preceding payment date].

Available Funds for each payment date will be reduced by the servicing fee for the payment date and any previously unpaid servicing fees and reimbursements to the servicer of advances. Available Funds for each payment date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

“Benefit Plan” is defined on page S-58.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the payment date and the Class A Noteholders’ Interest Carryover Shortfall for the payment date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the notes of the class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of the class on or prior to the preceding payment date.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Carryover Shortfall for such payment date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

“Defaulted Receivable” means a receivable as to which (a) all or any part of a monthly payment is 120 or more days past due and the servicer has not repossessed the related financed vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first. The principal balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

[“FRBNY” is defined on the cover page.]

[“Interest Rate Swaps” means, the interest rate swaps, including all schedules and confirmations relating thereto, between the issuing entity and the swap counterparty in effect on the closing date as it may be amended, supplemented, replaced or otherwise modified and in effect from time to time.]

“Loan Rule” is defined on page S-57.

[“Maximum Negative Carry Amount” means, if there is a funding period, as of the closing date or any payment date, an amount equal to the product of (1) the excess, if any, of (a) the weighted average of the interest rates on the notes [(using a rate of     % per annum for the Class A-4 Notes)] as of such date over (b)     %, multiplied by (2) the amount on deposit in the pre-funding account on such date, and multiplied by (3) the fraction of a year represented by the number of days from such date to but excluding the payment date immediately following the calendar month in which the last day of the funding period occurs, calculated on the basis of a 360-day year of twelve 30-day months.]

[“Monthly Swap Payment Amount” means, with respect to any payment date, the amount payable by the issuing entity under the Interest Rate Swaps other than Swap Termination Payment Amounts.]

[“Negative Carry Amount” means, as of any payment date, an amount calculated by the servicer as the excess, if any, of (1) the product of (a) the sum of the aggregate Class A Noteholders’ Interest Distributable Amount and the Class B Noteholders’ Interest Distributable Amount for such payment date multiplied by (b) a fraction, the numerator of which is the amount on deposit in the pre-funding account on such preceding payment date (or, if none, the closing date) and the denominator of which is the Outstanding Amount as of the preceding payment date (or, if none, the closing date), in each case, giving effect to all deposits, withdrawals and payment to be made on such payment date, over (2) the investment earnings on amounts in the pre-funding account during the related collection period.]

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date.

“Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Distributable Amount for such payment date.

“Noteholders’ Principal Distributable Amount” means, with respect to the payment date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over (b) the Pool Balance for that payment date minus the Overcollateralization Target Amount for that payment date, provided that on the final scheduled payment date of any class of notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate principal balance of such class of notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

[“NRSROs” is defined on page S-18.]

[“One-Month LIBOR” means, for any payment date, the rate per annum for one-month deposits in United States dollars which appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM” as of 11:00 a.m., London time, on the second Business Day preceding such payment date (or, in the case of the initial payment date, as of 11:00 a.m., London time, on the applicable Loan Subscription Date); provided, that if such rate does not appear on the Bloomberg Screen BTMM Page, “One-Month LIBOR” shall be the interest rate per annum determined by The Bank of New York Mellon, as administrator under the Master Loan and Security Agreement under TALF (on the basis of quotes from two or more major international banks) to be representative of the rates per annum at which one-month deposits in United States dollars are offered by major international banks to other major international banks in the London interbank market as of the second Business Day preceding the applicable payment date (or, in the case of the initial payment date, as of the applicable Loan Subscription Date. For purposes of this definition, (a) “Business Day” means any day the FRBNY, as lender under the Master Loan and Security Agreement under TALF, is open for conducting all or substantially all its banking functions and (b) “Loan Subscription Date” has the meaning ascribed to such term in the Master Loan and Security Agreement under TALF.]

“Outstanding Amount” means the aggregate principal amount of all notes, or classes of notes, as applicable, outstanding at the date of determination.

“Overcollateralization Target Amount” means, with respect to any payment date, an amount equal to        % of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period, but not less than     % of the aggregate starting principal balance of the receivables as of the closing date less the YSOC Amount of those receivables as of the closing date.

“Pool Balance” means, as of any payment date, the aggregate principal balance of the receivables held by the issuing entity as of the last day of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be, [plus amounts, if any, on deposit in the pre-funding account,] for such collection period, and after reduction to zero of the aggregate outstanding principal balance of any receivable that became a Defaulted Receivable during the related collection period.

“PTCE” is defined on page S-58.

“Purchase Amount” means, with respect to a receivable, the amount, as of the close of business on the last day of the collection period as of which that receivable is purchased, required to prepay in full that receivable under the terms thereof including all accrued and unpaid interest and interest to that last day.

“Regulation” is defined on page S-58.

“Required Rate” means     % per annum, or such other rate as shall be approved by the rating agencies.

“Required Reserve Amount” means, with respect to any payment date, the lesser of (a)     % of the aggregate starting principal balance less the YSOC Amount as of the applicable cutoff date of all receivables transferred to the issuing entity and (b) the Outstanding Amount.

[“Senior Swap Termination Payment Amount” means, any Swap Termination Payment Amount other than a Subordinate Swap Termination Payment Amount.]

“Similar Law” is defined on page S-58.

[“Subordinate Swap Termination Payment Amount” means, any Swap Termination Payment Amount resulting from a termination where the swap counterparty is the Defaulting Party or the sole Affected Party (as defined in the Interest Rate Swap) other than terminations arising from a Tax Event or Illegality (as defined in the Interest Rate Swap).]

“Supplemental Servicing Fees” is defined on page S-44.

[“Swap Termination Payment Amount” means, the amount due to the swap counterparty from the issuing entity in respect of an early termination date of the Interest Rate Swap.]

[“TALF” is defined on the cover page.]

[“TALF Undertaking” is defined on page S-63.]

“YSOC Amount” means, with respect to any calendar month and the related payment date, or with respect to the [initial cutoff date or any subsequent] cutoff date, the aggregate amount by which the principal balance as of the last day of such calendar month or the respective cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

[Appendix A]

[Certification as to TALF Eligibility for Non-Mortgage-Backed ABS]

[The issuer and the sponsor (collectively, “we”) hereby certify that:]

1. [We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).]

2. [After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as the (a) Class A-1 Notes (CUSIP #                    ), (b) Class A-2 Notes (CUSIP #                    ), (c) Class A-3 Notes (CUSIP #                    ), and (d) Class A-4 Notes (CUSIP #                    ) constitute eligible collateral under TALF. In particular:

•

The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more eligible nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from an eligible NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	The securities are cleared through The Depository Trust Company.

•	The securities are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).

•

All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors. The underlying credit exposures are retail auto loans or retail installment sales contracts and do not include exposures that are themselves cash ABS or synthetic ABS. The average life of the securities is less than or equal to five years.

•

All or substantially all of the credit exposures underlying the securities were originated on or after October 1, 2007. “Substantially all” for purposes of this paragraph means 85% or more of the dollar amount.]

3. [Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.]

4. [We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuer or sponsor of this offering will not be able to use these securities as TALF collateral.]

5. [We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.]

A-1

6. [We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus supplement and (ii) the prospectus, when taken as whole together with all information provided by us or on our behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

7. [We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.]

8. [We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuer or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuer, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.]

[World Omni Financial Corp.]	[World Omni Auto Receivables Trust 20 - ]

	[By:	World Omni Auto Receivables LLC, as Depositor]

By:	By:
Name:	Name:
Title:	Title:

A-2

Prospectus

Auto Receivables Backed Notes (Issuable in Series)

WORLD OMNI AUTO RECEIVABLES LLC

Depositor

You should carefully consider the risk factors beginning on page 1 of this prospectus.

The notes are obligations of the issuing entity that issued those notes and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus may not be used to consummate sales of the offered notes unless accompanied by a prospectus supplement.

The Issuing Entities:

1.	a new issuing entity will be formed to issue each series of notes;

2.	the assets of each issuing entity will consist primarily of:

•	retail installment sale contracts secured by new and used automobiles and light-duty trucks; and

•	other assets as described in this prospectus and to be specified in the related prospectus supplement.

The Notes:

1.	will be asset-backed notes sold periodically in one or more series and each series will be secured by the assets of the issuing entity or will evidence beneficial ownership interests in the issuing entity;

2.	will be offered in separate series, which may include one or more classes, all of which may not be offered for sale to the public as specified in the related prospectus supplement;

3.	of a series may be divided into two or more classes, which may have different interest rates and which may receive principal payments in differing proportions and at different times;

4.	of any series are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp. or any of their affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of notes prior to its offering. We cannot assure you that a secondary market will develop for the notes of any series or, if it does develop, that it will continue.

The date of this prospectus is [                ], 20[        ].

OVERVIEW OF THE INFORMATION IN THIS

PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of notes offered;

•	certain risks relating to an investment in the notes;

•	the timing and amount of interest payments on and principal payments of the notes;

•	the pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks underlying your notes;

•	the credit enhancement for each class of notes;

•	the credit ratings for each class of notes; and

•	the method of selling the notes.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

You can also find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms of the Prospectus” which appears at the end of this prospectus and the accompanying prospectus supplement in the “Glossary of Terms of the Prospectus Supplement” which appears at the end of the accompanying prospectus supplement.

If the description of the terms of your notes varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

Section	Page
Risk Factors	1
You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments On Your Notes	1
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes In Delinquency Levels and Losses	1
You May Experience Reduced Returns On Your Notes Resulting From Prepayments	1
You May Experience Reduced Returns On Your Notes Resulting From Distribution of Amounts In the Pre-Funding Account	2
Interests of Other Persons In the Receivables and Financed Vehicles Could Be Superior to the Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes	3
Receivables That Fail To Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses On Your Investment	4
A Bankruptcy Of the Depositor or the Servicer Could Delay or Limit Payments To You	5
A Change or Withdrawal By the Rating Agencies of Their Initial Ratings May Reduce the Market Value of Your Notes	6
The Return On Your Notes Could Be Reduced By Shortfalls Due To Military Action	6
Commingling By the Servicer May Result In Delays and Reductions In Payments On Your Notes	6
Because the Notes Are In Book-Entry Form, Your Rights Can Only Be Exercised Indirectly	7
Prospectus Supplement	8
The Issuing Entities	8
The Trust Assets	8
The Receivables Pool	9
Receivables Pools	9
Pre-Funding Accounts	10
The Receivables	11
Delinquencies, Repossessions and Net Losses	11
Static Pool Information	11
Maturity and Prepayment Considerations	11
The Depositor	12
World Omni Financial Corp.	13
World Omni Financial Corp.’s Automobile Finance Business	14
Underwriting	14
Risk Based Pricing	15
Servicing	15
Insurance	16
Customer Service	16
Pool Factors	17
Use of Proceeds	17
The Trustee	18
Description of the Securities	18
General Payment Terms of Securities	18
Book-Entry Registration	19
Definitive Securities	21
Reports to Securityholders	22
[TALF Considerations]	22
Description of the Trust Documents	23
Sale and Assignment of Receivables	23
Accounts	24
The Servicer	25
Servicing Procedures	25
Payments on Receivables	26
Servicing Compensation	26
Distributions	26
Credit and Cash Flow Enhancements	27
Evidence as to Compliance	28

ii

iii

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the notes before making an investment decision. In particular, distributions on your notes will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You Must Rely For Repayment Only Upon The Issuing Entity’s Assets, Which May Not Be Sufficient To Make Full Payments On Your Notes.	Your notes are obligations of the related issuing entity. Your notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, the trustee, World Omni Financial Corp., or any other person. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the notes of a series specified in the applicable prospectus supplement. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on any offered notes. The offered notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the related prospectus supplement.

You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes In Delinquency Levels and Losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio will be indicative of the performance of the receivables included in the issuing entity or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

You May Experience Reduced Returns On Your Notes Resulting From Prepayments.	You may receive payment of principal on the notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on the notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

All of the receivables are prepayable at any time. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

•   other events which have the same effect as prepayments in full of receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

• repurchases of receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants;

• the application of any remaining amounts on deposit in any pre-funding accounts not applied to the purchase of additional receivables; and

•   the purchase by the servicer or the other entity specified in the related prospectus supplement of the receivables when the aggregate principal balance thereof is 10% or less of the aggregate starting principal balance.

The rate of prepayments of receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that an issuing entity will experience.

You May Experience Reduced Returns On Your Notes Resulting From Distribution of Amounts In the Pre-funding Account.	An issuing entity may have a pre-funding account. If it does, the depositor will purchase receivables from World Omni Financial Corp. and then sell the receivables to the issuing entity. The issuing entity will purchase the receivables with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal to you on the date specified in the prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of the notes of the related series. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on the notes.

Interests of Other Persons In The Receivables and Financed Vehicles Could Be Superior to the Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes.	Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of security interests in the financed vehicles.

Upon the origination or acquisition of a receivable, World Omni Financial Corp. will take a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables, World Omni Financial Corp. will assign its security interests in the financed vehicles to the depositor, and the depositor will assign its interests to the issuing entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. World Omni Financial Corp. will be obligated to repurchase any receivable sold to an issuing entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will also be obligated to purchase any receivable sold to an issuing entity as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the issuing entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the servicer will have any obligation to purchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

The servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the documents for the securities, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

Receivables That Fail To Comply With Consumer Protection Laws May Be Unenforceable, Which May Result In Losses On Your Investment.	Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans. These laws may also make an assignee of a loan, such as the issuing entity, liable to the obligor for any violation by the lender. To the extent specified herein and in the related prospectus supplement, World Omni Financial Corp. will make representations and warranties that each receivable complies with all requirements of applicable law in all material respects. If any such representation or warranty proves incorrect, has certain material and adverse effects on the receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any receivable that fails to comply with these legal requirements from the issuing entity. To the extent World Omni Financial Corp. fails to make such repurchase payment or the issuing entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the notes. We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

A Bankruptcy of the Depositor or The Servicer Could Delay or Limit Payments To You.

We have structured the transaction described in this prospectus and the accompanying prospectus supplement in an effort to ensure that:

•   World Omni Auto Receivables LLC and the issuing entity will not be the subject of a bankruptcy or state insolvency proceeding;

•   the bankruptcy or insolvency of World Omni Financial Corp. would not result in the consolidation of the assets and liabilities of any of those entities with those of World Omni Financial Corp.; and

•   the sale of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC is a true sale, removing the receivables from the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your notes or may suffer losses on your notes.

Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the receivables are owned by World Omni Financial Corp. instead of the issuing entity. A court could reach this conclusion either because the transfer of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•   the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•   the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the financed vehicles or any cash collections on the receivables at the time a bankruptcy proceeding begins.

Consolidation or disregard of sale following a bankruptcy of World Omni Financial Corp.

Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the issuing entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

Other adverse consequences of a World Omni Financial Corp. bankruptcy

The insolvency of World Omni Financial Corp. also could result in its replacement as servicer, which could temporarily interrupt payments on the notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be an event of default under the servicing agreement, which could result in the removal of World Omni Financial Corp. as servicer. Either type of case could delay payment to you on the notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the notes.

A Change or Withdrawal By the Rating Agencies of Their Initial Ratings May Reduce the Market Value of the Notes	A note rating is not a recommendation by a rating agency that you buy, sell or hold notes. Similar ratings on different types of notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes.

Ratings on the notes will be monitored by the rating agencies while the notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrant or that notice of a lowering, qualification or withdrawal will be provided to the noteholders.

The Return on Your Notes Could Be Reduced By Shortfalls Due To Military Action.

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables and the financed vehicles.

In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the notes.

We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

Commingling By the Servicer May Result In Delays and Reductions In Payments On Your Notes.	So long as World Omni Financial Corp. is servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including the satisfaction of specified ratings criteria of World Omni Financial Corp. and/or JM Family Enterprises, Inc. as described in the prospectus supplement and the absence of any servicer default) is satisfied, World Omni Financial Corp., as the servicer, may retain all collections on the receivables received from the related obligors and all proceeds relating to the receivables and the financed vehicles collected during a collection period until the business day preceding the related payment date (currently, World Omni Financial Corp. does not satisfy the specified ratings criteria). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of notes, the servicer must deposit into the related collection account, all payments on the receivables received from the obligors and all proceeds relating to the receivables and the financed vehicles collected during the related collection period.

Because the Notes Are In Book-Entry Form, Your Rights Can Only Be Exercised Indirectly.

Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe. Transfers of interests in the notes within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Description of the Securities—Book-Entry Registration.”

Unless and until the notes cease to be held in book-entry form, the applicable trustee will not recognize you as a “noteholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear and to take other actions that require a physical note representing the notes. Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of notes to be offered will include the following descriptions with respect to the series of notes:

•	the structural features of each class of notes;

•	the identity of each class within the series;

•	the initial aggregate principal amount, the interest rate or the method for determining the rate and the authorized denominations of each class of offered notes;

•	certain information concerning the receivables relating to the series, including the principal amount, type and characteristics of the receivables on the cutoff date;

•	the existence and material terms of any pre-funding account for the purchase of additional receivables;

•

additional information with respect to any credit enhancement and, if the holder of the notes will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

•	the order of the application of principal and interest payments to each class of offered notes and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate securities;

•	the payment date for the notes;

•	information regarding the servicer for the receivables;

•	the circumstances, if any, under which the offered notes are subject to redemption prior to maturity;

•	the trustee for the notes;

•	information regarding tax considerations;

•	additional information with respect to the method of distribution of the notes; and

•	the terms of any interest rate swap agreements.

THE ISSUING ENTITIES

With respect to each series of notes, the depositor will establish a separate issuing entity that will issue the notes. Please see “Description of the Notes—Indenture—Material Covenants” in this prospectus and “Description of the Trust Documents” in the prospectus supplement for further description of the issuing entity and its activities.

THE TRUST ASSETS

To the extent specified in the prospectus supplement for an issuing entity, the assets of an issuing entity will include:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the applicable cutoff date;

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the issuing entity by a trustee;

•

the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the issuing entity under the sale and servicing agreement pursuant to which the depositor sold the receivables to the issuing entity and the servicer services the receivables on behalf of the issuing entity;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement, including any interest rate and currency protection agreements, provided for the benefit of holders of the securities of the issuing entity; and

•	any and all proceeds of the foregoing.

If so provided in the related prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash which will be used by the issuing entity to purchase receivables from the depositor during a specified period. Any receivables so conveyed to an issuing entity will also be assets of the issuing entity.

The receivables constituting the trust assets will be, as specifically described in the related prospectus supplement:

•	originated by various dealers and acquired by World Omni Financial Corp.,

•	acquired by World Omni Financial Corp. from other originators or owners of receivables, or

•	originated by World Omni Financial Corp.

The underwriting criteria applicable to the receivables included in any issuing entity are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting,” and also in the related prospectus supplement.

THE RECEIVABLES POOL

Information with respect to the receivables pool will be described in the related prospectus supplement.

Receivables Pools

On or prior to each closing date, World Omni Financial Corp. will sell and assign to the depositor, without recourse, its entire interest in the receivables pool, together with its security interests in the financed vehicles, pursuant to a purchase agreement between World Omni Financial Corp. and the depositor.

Each sale and servicing agreement, among the issuing entity, World Omni Financial Corp. and the depositor will provide representations and warranties by World Omni Financial Corp. to the depositor, including, that:

•	the information provided with respect to the receivables is correct in all material respects as of the applicable cutoff date;

•	at the origination date of the receivable, physical damage insurance covering each financed vehicle is in effect in accordance with World Omni Financial Corp.’s normal requirements;

•

at the closing date each of the related receivables are free and clear of all security interests, liens, charges, encumbrances and, to the best of World Omni Financial Corp.’s knowledge, mechanics’ liens, and no offsets, defenses, or counterclaims against dealers have been asserted or, to its knowledge, threatened;

•

to the best of World Omni Financial Corp.’s knowledge, no default, breach, violation or event permitting acceleration under the terms of any receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen; and World Omni Financial Corp. has not waived any of the foregoing;

•

at the closing date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•

to the best of World Omni Financial Corp.’s knowledge, each receivable, the sale of the financed vehicle and the sale of any related insurance policies complied at origination, and comply in all material respects at the closing date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to such sale and servicing agreement, World Omni Financial Corp. will also covenant to the depositor that, except as permitted in the related trust documents, it shall not waive any of the foregoing.

Upon discovery by or notice to the depositor and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects a receivable, unless the breach is cured by the last day of the month following the month in which the discovery or notice of the breach is made, World Omni Financial Corp. will purchase the receivable from the issuing entity as of that last day for a purchase amount equal to the unpaid principal balance owed by the obligor plus accrued and unpaid interest and interest thereon at the respective annual percentage rate to that last day. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy against World Omni Financial Corp. for any uncured breach.

To the extent indicated in the related prospectus supplement, the depositor or the issuing entity may purchase the receivables from warehouse facilities or structured commercial paper issuers.

Pre-Funding Accounts

If the related prospectus supplement indicates, the property of an issuing entity will include cash in an amount specified in the related prospectus supplement. The depositor will deposit this pre-funded amount into a pre-funding account. During the period specified in the related prospectus supplement, the issuing entity will use this cash to purchase additional receivables; the depositor will be obligated to sell additional receivables to the related issuing entity, subject only to the availability of additional receivables. It is expected that the additional receivables will have an aggregate principal balance approximately equal to the pre-funded amount. Subject to the satisfaction of conditions specified in the prospectus supplement, the issuing entity will purchase the additional receivables from time to time during the funding period specified in the prospectus supplement. Any funds on deposit in the pre-funding account and not yet invested in additional receivables will be invested in eligible investments. If the pre-funded amount is not fully utilized by the end of the funding period, the remaining pre-funded amount will be applied to prepay securities.

We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

Any conveyance of additional receivables to an issuing entity is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional receivables within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional receivables from the related issuing entity at the specified purchase amounts.

The characteristics of the entire receivables pool included in any issuing entity may vary from those described in the related prospectus supplement as additional receivables are conveyed to the issuing entity from time to time during the funding period. As specified in the related prospectus supplement, the characteristics of the additional receivables are not expected to be materially different from the receivables included in the issuing entity as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional receivables.

The Receivables

As specified in the related prospectus supplement, the receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate or base rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

Delinquencies, Repossessions and Net Losses

Certain information relating to World Omni Financial Corp.’s delinquency, repossession and net loss experience with respect to receivables it has originated or acquired will be described in each prospectus supplement. This information may include the experience with respect to all receivables in World Omni Financial Corp.’s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any issuing entity will be comparable to World Omni Financial Corp.’s prior experience.

Static Pool Information

World Omni Financial Corp. will provide information about its prior securitized pools of retail installment sale contracts on the website specified in the applicable prospectus supplement.

Maturity and Prepayment Considerations

Prepayment of receivables, together with accelerated payments resulting from defaults or required repurchases of receivables, will shorten the weighted average life of the related pool of receivables and the weighted average life of the related securities. A variety of economic, financial and other factors may influence the rate of prepayments on the receivables. Any reinvestment risks resulting from a faster or slower amortization of the related securities that results from prepayments will be borne entirely by you.

The related prospectus supplement may describe some additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. World Omni Financial Corp. holds all of the outstanding membership interests of the depositor and is the managing member of the depositor. The principal executive offices of the depositor are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the depositor is located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442.

The depositor was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of Toyota automotive dealers within the Five-State Area. World Omni Financial Corp. services automobile related receivables for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to a limited number of other automotive dealers.

Southeast Toyota Distributors, LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2009, with Toyota Motor Sales, U.S.A., Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the “Southeast Toyota Finance” name since 1996.

As of December 31, 2008, December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, World Omni Financial Corp. and its affiliates’ originated portfolio had 315,240, 287,653, 259,339, 226,907 and 208,494 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $4.7 billion, $4.2 billion, $3.7 billion, $3.0 billion and $2.6 billion, respectively. World Omni Financial Corp. services retail installment contracts for its own account and also services retail installment contracts, loans and other automobile-related receivables for the account of third parties.

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the receivables included in the transaction described in the applicable prospectus supplement and World Omni Financial Corp. is responsible for servicing those receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of receivables and World Omni Financial Corp.’s most recently completed public securitization transaction in 2009 involved approximately $909 million of receivables. From 1992 through April 2009, World Omni Financial Corp. securitized an aggregate of approximately $14.9 billion of retail installment contract receivables in public securitization transactions. World Omni Financial Corp. has also sponsored more than 15 public securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” The contracts are originated by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize factors including the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment contracts, and in some cases originates retail installment contracts directly with customers, in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers. Pursuant to written agreements with World Omni Financial Corp., each dealer offers automobile and light-duty truck financing pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp.’s office in Deerfield Beach, Florida. At the Deerfield Beach office, all submitted information with respect to each application, along with credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, automatically or following the evaluation of an analyst, the dealer will prepare all necessary paperwork to sell the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer then verifies the existence of insurance and thereafter sells the contract to World Omni Financial Corp. The Deerfield Beach office verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Mobile, Alabama and St. Louis, Missouri service World Omni Financial Corp.’s retail installment sale contracts following origination. Both centers are full service facilities handling all collection activities (front end, back end, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealers services, operational accounting, customer and dealer inquiries.

Underwriting

The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. but which is owned and operated by an affiliated company. This decision software evaluates the application information and credit bureau data, ultimately producing two “scores.” One “score” is the result of the evaluation of the applicant’s credit history in comparison to a consumer credit scorecard. The other “score” results from the combined evaluation of the applicant’s credit and the structure of the transaction detailed on the application. These scores enable World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms. If credit bureau data is not available on a consumer applicant or if the applicant is a business, then the software cannot electronically evaluate the application. Credit analysts manually evaluate these transactions and render decisions.

World Omni Financial Corp. reports in detail on all aspects of the numerical scoring models to track the performance of its retail automobile and light-duty truck installment sales contract portfolio. This enables World Omni Financial Corp. to modify the scoring models according to statistical indications to continually assure statistical validity. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established World Omni Financial Corp. credit histories for new installment sales contracts based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni Financial Corp. may also automatically approve or deny applicants based on a credit bureau score, custom score and other credit criteria. Applicants not automatically decisioned will be reviewed by a credit specialist and may be subsequently approved.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment contracts, and in some cases originates retail installment contracts directly with customers under a lease termination program that provides obligors who lease vehicles through World Omni Financial Corp. the option of financing the purchase of the leased vehicle on or prior to lease expiration. This “lease-to-retail” loan origination process relies, in large part, on the applicant’s past payment history and, in some cases, credit bureau score. All lease-to-retail applicants not pre-approved are required to go through the credit approval process, which is the same in all material respects to the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant’s payment history than credit bureau score, and the potential residual value exposure, if any, with respect to the leased vehicle is considered.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards.

Risk Based Pricing

World Omni Financial Corp. uses risk based pricing. This includes a tier-based system where pricing tiers, and, ultimately, interest rate, for a certain range of credit bureau scores are determined by the credit bureau scores of the applicant(s). For the remaining range of credit bureau scores, the pricing tiers, and, ultimately, the interest rate, are determined by a custom consumer credit score calculated during the loan application process. The ultimate interest rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant credit and dealer relationship factors.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and enforcement of collection purposes when $40 or more of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically becomes due with the next scheduled payment.

Generally, delinquent accounts that have aged to seven days of delinquency are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed, based on the obligor’s behavioral score, to establish when the first call will be made or the first letter will be sent to that obligor. For accounts designated as representing an extremely high risk, reminder calls are made prior to the due date and active follow-up calling may commence as early as two days after the due date.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Accounts that have aged to 30 days of delinquency are scored again on a late stage behavioral score card. Specialized manual account calling is initiated at later stages of delinquency status.

In most cases, collection efforts are enhanced by the use of an automated dialing system. In other cases, calls to obligors are placed by World Omni Financial Corp. or by independent contractors retained by World Omni Financial Corp. While World Omni Financial Corp.’s collection efforts are centralized, independent contractors handle all repossession assignments in localities across the United States. Accounts may also be considered for a “Repossession Save” program in which the collector will attempt to avoid a loss by repossession by offering a refinance, extension, trade, or short term payment program to the obligor. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency is pursued by World Omni Financial Corp. or, if the deficiency remains uncollected for a period of six months, by an independent collection company retained by World Omni Financial Corp. Deficiency balances are pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.”

World Omni Financial Corp. follows detailed procedures with respect to rescheduling of delinquent accounts and extensions of contracts. Generally a rescheduling or an extension requires the demonstration of financial difficulties, an ability to repay and approval by management. The legal documents for the securities will permit the servicer to reschedule or extend a receivable, or grant a rebate or other adjustment, only in accordance with the customary procedures of the servicer and otherwise in accordance with these agreements. We refer you to “Description of the Trust Documents—Servicing Procedures.”

World Omni Financial Corp. from time to time implements a payment extension program whereby obligors meeting the eligibility criteria specified below may be permitted, at the option of the related obligor, to defer one month’s payment of principal during the December/January holiday period or July/August summer period. In connection with the payment extension program, the obligor must pay an amount calculated generally at the annual percentage rate of the related retail installment sale contract for the month in which the contract is extended. As a result, the obligor would pay the equivalent of an additional interest payment in exchange for receiving a non-credit related extension.

The criteria for making an extension pursuant to the payment extension program generally include the following:

•	the obligor is not currently 20 days or more delinquent and never has been more than 60 days past due;

•	the obligor has made six or more scheduled monthly payments and has more than six remaining scheduled monthly payments;

•	fewer than ten percent in number of the obligor’s payments have been greater than 30 days past due;

•	the obligor cannot have extended the contract during the previous 90 days; and

•	the obligor must not currently be in bankruptcy or litigation status.

The servicing agreement will provide that no receivable can be extended more than six times during the life of the receivable, excluding payment extension programs, or extended beyond the month immediately preceding the month in which the final scheduled payment date occurs, and that all related extension fees must be deposited into the collection account within two business days of receipt by the servicer.

Insurance

World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance before it will purchase the contract from the dealer. Following the purchase, World Omni Financial Corp. performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages is obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related receivable to the extent the obligor’s beneficiary chooses to do so.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the VRU. World Omni Financial Corp. also provides a state of the art customer website providing customers with the ability to self-service accounts including making payments, reviewing payment histories, obtaining monthly statements and requesting automated account revisions.

POOL FACTORS

The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of securities, indicating the remaining outstanding principal balance of the class of securities as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of securities. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of securities. A securityholder’s portion of the aggregate outstanding principal balance of the related class of securities is the product of:

(1)	the original aggregate purchase price of the securityholder’s securities; and

(2)	the applicable pool factor.

As more specifically described in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning the payments received on the receivables, the principal balance of the receivables pool, each pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

USE OF PROCEEDS

As further specified in the related prospectus supplement, the issuing entity will use the net proceeds from the sale of the securities of a series to purchase the receivables from the depositor and to make the deposit of any pre-funded amount to the pre-funding account and make any other required deposits to trust accounts. The depositor will in turn use its net proceeds to purchase the receivables pool from World Omni Financial Corp. World Omni Financial Corp. may use all or a portion of the proceeds to reacquire the receivables from affiliates of World Omni Financial Corp. or from warehouse facilities or structured commercial paper issuers who in turn will repay indebtedness secured by the receivables. World Omni Financial Corp. will use any remainder of the proceeds for general corporate purposes.

THE TRUSTEE

The trustee or trustees for each series of securities will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee described in the trust agreement related to the securities.

With respect to each series of securities, the procedures for the resignation or removal of the trustee and the appointment of a successor trustee will be specified in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES

The notes will be issued in series. The issuing entity may issue notes in one or more classes. Each class of notes will either evidence beneficial interests in a segregated pool of assets or will represent debt of the issuing entity secured by the trust assets. The following summaries, together with additional summaries under “Description of the Trust Documents” below, describe all material terms and provisions common to all notes. The summaries do not purport to be complete and are subject to all of the provisions of the documentation for the related securities and the related prospectus supplement.

All of the notes offered pursuant to this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

Each series or class of notes offered pursuant to this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of notes described in the related prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes of “strip notes,” which are notes that are entitled to:

(1) principal distributions, with disproportionate, nominal or no interest distributions; or

(2) interest distributions, with disproportionate, nominal or no principal distributions.

In addition, a series of notes may include two or more classes of notes that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the receivables pool. Any series may include one or more classes of “accrual notes,” which are notes for which all or some of the interest is added to the principal balance instead of currently distributed.

If so provided in the related prospectus supplement, a series may include one or more other classes of notes that are senior to one or more other classes of subordinate notes in respect of distributions of principal and interest and allocations of losses on receivables.

In addition, some classes of senior or subordinate notes may be senior to other classes of senior or subordinate notes in respect of distributions or losses.

General Payment Terms of Notes

As described in the related prospectus supplement, the issuing entity will make payments to holders of the notes on specified payment dates. Payment dates with respect to the notes will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay notes, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the noteholders for the purpose of receiving payments on the next succeeding payment date.

The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay notes, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the related receivables held by an issuing entity during a collection period to the related trustee prior to the related payment date. These amounts will fund payments to noteholders on the payment date. As may be described in the related prospectus supplement, the trustee may apply all or a portion of the payments collected on or with respect to the related receivables to acquire additional receivables during a specified period rather than to fund payments of principal to noteholders during the period. In this case, the related notes will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest only or revolving periods may terminate prior to the scheduled date and result in an early amortization of the related notes. The retention and temporary investment by the trustee of the collected payments:

•	slows the amortization rate of the related notes relative to the installment payment schedule of the related receivables; or

•	attempts to match the amortization rate of the related notes to an amortization schedule established at the time the notes are issued.

Any of these features may terminate prior to the scheduled date and result in distributions to the noteholders and an acceleration of the amortization of the securities.

If specified in the related prospectus supplement, the trustee may retain all or a portion of the collected payments, which will be held in specified types of eligible investments, including receivables, for a specified period prior to being used to fund payments of principal to noteholders. In addition, the related prospectus supplement may provide that for purposes of determining payments on the notes, specified portions of principal payments on indicated receivables will be deemed interest payments on those receivables.

Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. We refer you to “Description of the Trust Documents—Accounts.”

Neither the notes nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person.

Book-Entry Registration

Holders of notes may hold their notes through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of notes that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, holders of notes will receive all distributions of principal and interest from the related trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of notes may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of notes.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and indirect participants with which the holders of notes have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of notes. Accordingly, although the holders of notes will not possess the notes, DTC rules provide a mechanism by which participants will receive payments on notes and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of notes to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited due to the lack of a physical certificate for the notes.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of a notes only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants services, including, for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Definitive Notes

Unless the related prospectus supplement provides otherwise, the notes will be issued in fully registered, certificated form as definitive notes to the noteholders of a given series or their nominees, only if:

•

the related administrator in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the related administrator is unable to locate a qualified successor; or

•	the administrator at its option advises the indenture trustee that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default under the related indenture or a default by the servicer under the related sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the notes advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the noteholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the related administrator will be required to notify all the noteholders through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the applicable trustee will reissue the notes as definitive notes to the noteholders.

Distributions of principal of, and interest on, the notes will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the applicable noteholder.

Definitive notes in respect of a given series of notes will be transferable and exchangeable at the offices of the applicable trustee or of a note registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

On or prior to the close of business on the day that is two business days immediately preceding each payment date or any date prior thereto, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement, in accordance with the description thereof in the related prospectus supplement, generally setting forth the following:

(1) the amount of the distribution allocable to principal of each class of securities;

(2) the amount of the distribution allocable to interest on each class of securities;

(3) the principal balance of the receivables pool as of the last day of the related collection period;

(4) the aggregate principal balance of, and the pool factor for, each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (1) above;

(5) the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date; and

(6) the number and the aggregate purchase amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer.

DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses (1) and (2) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

After the end of each calendar year, the applicable trustee will mail, to each person who was a securityholder during the year, a statement (prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

[TALF Considerations]

[Subject to the important considerations described in “TALF Considerations” in the prospectus supplement, on the closing date, the offered notes will be eligible collateral under the Federal Reserve Bank of New York’s (“FRBNY”) Term Asset-Backed Securities Loan Facility (“TALF”) for noteholders to pledge as collateral for loans received from the FRBNY under TALF. In order to be eligible collateral under TALF, the offered notes and the receivables must satisfy eligibility criteria specified by the FRBNY. The offered notes and the receivables will satisfy all applicable criteria for notes relating to prime retail auto loans under TALF, and the sponsor and the issuing entity will certify to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification as to TALF Eligibility for Non-Mortgage-Backed ABS” attached as Appendix A to the prospectus supplement. The applicable criteria and other requirements for eligible collateral and prime retail auto loans are described in the prospectus supplement. There can be no assurance that the offered notes will be eligible collateral for new TALF loans made at any time after the closing date or TALF loans assigned after the closing date due to changes in the terms and conditions of TALF or the characteristics of the offered notes or receivables. The FRBNY has reserved the right to change the terms and conditions of TALF from time to time. None of the sponsor, the depositor or the issuing entity will be obligated to take any action to cause the offered notes to meet such alternative or additional terms and conditions of TALF. If you are an investor intending to pledge any offered notes as collateral for TALF loans, you are encouraged to consult with your financial and legal advisors regarding the program requirements, including the Master Loan and Security Agreement to be entered into between the FRBNY and primary dealers on their own behalf and on behalf of investors, and the Customer Agreement to be entered into between each primary dealer and each investor, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website, of, eligibility for, and related legal and economic risks in connection with, loans under TALF. Please see “TALF Considerations” in the prospectus supplement.]

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the documents used to create an issuing entity and issue the related securities. The trust documents for a series of notes and certificates will generally consist of:

(1) a purchase agreement, generally between World Omni Financial Corp., as depositor, and World Omni Auto Receivables LLC, as purchaser;

(2) a sale and servicing agreement, generally between the issuing entity, as the issuing entity, World Omni Auto Receivables LLC, as depositor, and World Omni Financial Corp., as servicer;

(3) an indenture, generally between the issuing entity and the applicable trustee; and

(4) a trust agreement, generally between the depositor and the applicable trustee.

The prospectus supplement for a given series will specify the trust documents utilized for that series of securities. We have filed forms of the trust documents as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Sale and Assignment of Receivables

On or prior to the closing date for each series of securities, World Omni Financial Corp. will sell and assign to the depositor, without recourse, except for repurchases as a result of certain breaches, representations and warranties, its entire interest in the receivables to be included in the issuing entity, together with its security interests in the financed vehicles. At the time of issuance of the securities, the depositor will transfer the receivables to an issuing entity pursuant to a sale and servicing agreement.

As more fully described in the related prospectus supplement, World Omni Financial Corp. will purchase from the related issuing entity any receivable transferred to an issuing entity if the interest of the securityholders in that receivable is materially adversely affected by a breach of any representation or warranty made by World Omni Financial Corp. with respect to that receivable, which breach has not been cured following the discovery by or notice to World Omni Financial Corp. of the breach. In addition, if so specified in the related prospectus supplement, World Omni Financial Corp. may from time to time reacquire receivables or substitute other receivables for any defective receivables.

Pending sale to the depositor, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On or prior to the closing date, for each series of securities, these affiliates or any related warehouse provider will transfer the receivables to World Omni Financial Corp. for sale to the depositor. To the extent indicated in a prospectus supplement for a series, these World Omni Financial Corp. affiliates or any related warehouse provider may sell the receivables directly to the depositor. In all cases, World Omni Financial Corp. will make the representations and warranties with respect to the receivables as described in “The Receivables Pools—Receivables Pools” in this prospectus.

Accounts

With respect to each series of securities, the servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the related receivables into a collection account. The trustee will deposit amounts released from the collection account and any reserve account or other credit enhancement for distribution to the securityholders into a distribution account. The trustee will make distributions to the securityholders from the distribution account.

If the related prospectus supplement so provides, the trustee will maintain a pre-funding account solely to hold funds to pay to the depositor for additional receivables transferred during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the receivables. On the closing date, the depositor will deposit into the pre-funding account the initial pre-funded amount received from the sale proceeds of the securities.

If the related prospectus supplement so provides, the depositor will establish and maintain the reserve account in the name of the applicable trustee on behalf of the securityholders. On the closing date, the depositor will deposit cash in the reserve account. On payment dates specified in the related prospectus supplement, the trustee will withdraw funds on deposit in the reserve account in excess of the required amount and will deposit such funds in the distribution account for distribution.

The related prospectus supplement will describe any other accounts to be established with respect to an issuing entity, including any other reserve account or yield supplement account.

Funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the servicer or its affiliates or other issuing entities created by World Omni Financial Corp. or its affiliates. Eligible investments must generally mature before the related payment date. To the extent specified in the prospectus supplement, funds in the Trust Accounts may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Trust Account at any time may be less than the balance of the Trust Account. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The trustee will deposit investment earnings on funds in the Trust Accounts as specified in the related prospectus supplement.

If so provided in the prospectus supplement, on or before the applicable payment date, the servicer will deposit into the related collection account as an advance an amount equal to the amount of interest that would have been due on the receivables related to a series at their respective annual percentage rates for the related collection period minus the amount of interest actually received on the receivables during the related collection period. The servicer will not be required to make any advances to the extent that it does not expect to recoup the advance from subsequent collections or recoveries. If the servicer makes an advance that becomes a non-recoverable advance, the issuing entity will pay the servicer an amount equal to the non-recoverable advance prior to paying the holders of securities. Unless otherwise specified in the prospectus supplement, the servicer will make no advances of principal on the receivables.

The Trust Accounts may be maintained as either:

(1) a segregated trust account in the corporate trust department of the applicable trustee; or

(2) a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies; and

•	its deposits insured by the FDIC.

Unless otherwise specified in the related prospectus supplement, the Trust Accounts will be maintained with the applicable trustee so long as they satisfy the requirements above.

The Servicer

World Omni Financial Corp. will be the servicer under each sale and servicing agreement. Any servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related sale and servicing agreement and regarding its ability to service the receivables and maintain the security interests of the applicable trustee in the receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any receivables, the servicer will be required to purchase such receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer.

Servicing Procedures

The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will, in a manner consistent with the trust documents, service the receivables generally in accordance with procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account. Consistent with its normal procedures, the servicer may, in its sole discretion, grant extensions, rebates or adjustments on a receivable. The sale and servicing agreement generally will provide that no more than six extensions may be granted and will provide for the timing of the extensions. In the ordinary course of business, the servicer may agree to the modification of an obligor’s monthly payment date. In connection with any such modification in which the payment date is moved to a later date in the month, the obligor is required to pay an additional finance charge relating to the extended payment period. The servicer generally may not change the method under which scheduled payments of interest on a receivable are computed. If the servicer violates this restriction and the related receivable is materially and adversely affected by the violation, or the servicer extends the date for final payment by the obligor of a receivable beyond the final maturity date of the offered notes, the servicer must purchase the receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer. The servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any receivable as to which the servicer shall have determined that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing a defaulted receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

During the preceding three years, the servicer has modified its servicing policies and procedures to:

•	extend the date on which the servicer commences follow-up calls to dealers on title tracking from 120 days to 180 days after the date on which the applicable retail installment contract is originated;

•	revise the behavioral scoring model that is used to assign obligors to risk groups for collection purposes;

•

conform certain procedures to reflect changes in the Fair Credit Reporting Act that resulted from the enactment of the Fair and Accurate Credit Transactions Act (the primary purpose of these changes was to assist consumers in preventing identity theft); and

•

establish a high risk collections unit focused exclusively on the portfolio’s highest risk assets (typically FICO scores below 600). Collections strategies have been modified to provide increased activity, including preemptive automated reminder calls, earlier automated collection calls and more frequent and intensive manual collection activity.

Except as set forth above, the servicer has not modified its servicing policies and procedures in any material respect during the preceding three years.

Payments on Receivables

Obligors will generally make payments on the receivables by mail for deposit into a lock box account maintained by the servicer or directly through electronic means. The servicer will deposit all payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, the related prospectus supplement may provide for less frequent deposits into the collection account if the following conditions are met:

(1) World Omni Financial Corp. remains the servicer, except in connection with an annual transfer, under the sale and servicing agreement;

(2) no default by the servicer has occurred and is continuing; and

(3) World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the securities.

In that event, World Omni Financial Corp. need not deposit collections into the collection account by the second business day after receipt, but may use for its own benefit all of those collections until the payment date, whether or not such funds will be distributed to securityholders, retained in the collection account or deposited in another account on such payment date, at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions set forth above not been satisfied.

Servicing Compensation

The issuing entity generally will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the principal balance of the receivable pool immediately before the open of business on the first day of the related collection period. With respect to the initial payment date, the servicing fee will be based on the principal balance, as of the cutoff date, of the receivables pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that are part of the issuing entity. The servicer will also be entitled to reimbursement from the issuing entity for certain liabilities. The servicer will allocate the payments by or on behalf of obligors to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer’s normal practices and procedures. The issuing entity will pay the servicing fee out of collections from the receivables prior to distributions to securityholders.

The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the issuing entity. Servicing duties include collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions and generating federal income tax information.

As long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.

Distributions

Beginning on the payment date specified in the related prospectus supplement, the issuing entity will make distributions of principal and/or interest on each class of notes to the holders of notes of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders of each series.

On each payment date the indenture trustee will transfer collections on the related receivables from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of notes of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the notes of the series. World Omni Financial Corp.’s monthly servicing report to the indenture trustee and the noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Credit and Cash Flow Enhancements

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements and any provider of credit or cash flow enhancement with respect to each class of securities of a given series. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a combination of two or more of the following:

•

Reserve Account. The trustee will apply amounts on deposit in the Reserve Account, if any, to make payments on the securities in accordance with the priority of payments, to the extent that those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The Reserve Account provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

•

Overcollateralization. The aggregate outstanding principal balance of the receivables plus amounts in the pre-funding account may exceed the aggregate outstanding principal amount of the securities issued by the issuing entity by an amount indicated in the accompanying prospectus supplement. See “Summary—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

•

Subordination of Interests. Subordinated classes of securities will be allocated available funds only after the applicable portion of the obligations for any payment period of the senior classes of securities has been paid. This subordination provides credit enhancement to the senior classes of securities and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

•

Excess Interest. More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from obligors will serve as additional credit enhancement.

•

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the Reserve Account, such as spread, yield supplement or negative carry accounts, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that may be applied to make payments on the securities issued by the issuing entity. Any such arrangements will be disclosed in the accompanying prospectus supplement.

•

Yield Supplement Overcollateralization. In lieu of, or in addition to, a yield supplement account, the related prospectus supplement may provide that pool overcollateralization will be created on the related closing date to provide credit enhancement to compensate for low APRs on certain receivables.

•

Interest Rate and Currency Protection Agreements. Each issuing entity may enter into an interest rate swap or other interest rate protection agreements that will enable it to pay a fixed or floating rate of interest on one or more classes of its securities. Each issuing entity may also enter into a currency swap arrangement or other exchange rate protection agreements that will enable it to pay one or more classes of its securities in a specified currency.

•

Credit or Liquidity Facilities. Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable issuing entity.

Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Evidence as to Compliance

Annually, the servicer will deliver to the related issuing entity and the trustee an officer’s certificate stating that to the best of such officer’s knowledge the servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The servicer also will agree to give the trustee notice of defaults by the servicer under the related sale and servicing agreement.

The servicer will also furnish to the related issuing entity and trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of receivables.

Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity or the securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the applicable trustee or a successor servicer has assumed the servicer’s obligations and duties under the applicable sale and servicing agreement. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the applicable sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the applicable sale and servicing agreement.

Upon a termination of the servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing servicer’s duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the indenture trustee. The successor servicer shall receive the same compensation as the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the successor servicer to the successor servicer and shall provide the successor servicer with all information regarding the receivables files that is required for the proper servicing of the receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of receivables files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Termination Event

Except as otherwise provided in the related prospectus supplement, a servicer termination event under the related trust documents will include:

(1) any failure by the servicer to deliver to the applicable trustee for deposit in any of the related Trust Accounts any required payment or to direct the trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

(2) any failure by the servicer or, if the servicer is an affiliate of the depositor, the depositor duly to observe or perform in any material respect any other covenant or agreement of the servicer or depositor, as applicable, in the trust documents which materially and adversely affects the rights of the related securityholders and which continues unremedied for more than sixty days after written notice of the failure:

•	to the servicer by the applicable trustee, or

•	to the servicer, and to the applicable trustee by holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities; and

(3) events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or, if the servicer is an affiliate of the depositor, the depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clause (2) for a period of ninety business days shall not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the applicable trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

Except as otherwise provided in the related prospectus supplement, as long as a servicer termination event under the related trust documents remains unremedied, the applicable trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or, if no successor servicer has been appointed at the time the outgoing servicer ceases to act, the indenture trustee, will become servicer under the trust documents. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. If the servicer termination event is the result of the bankruptcy, or other similar event, of the servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing.

Waiver of Past Defaults

With respect to the issuing entity, except as otherwise provided in the prospectus supplement, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, on behalf of all securityholders of the related securities, waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Amendments

The requirements of amending the indenture may be found in “Description of the Notes—The Indenture.” Unless otherwise specified in the related prospectus supplement, generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the offered notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•

a confirmation from each rating agency then rating the related securities (other than Moody’s, but with prior notice to Moody’s) that the amendment will not result in a reduction or withdrawal of its rating on the securities of that class; and

•	the delivery by the servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, unless otherwise specified in the related prospectus supplement, the depositor, the servicer, the issuing entity and the applicable trustee, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, unless the interests of the noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing not less than 50% of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the offered notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to holders of the offered notes; or

•	reduces the required percentage of the offered notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the issuing entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The owner trustee will not institute, or consent to the institution of, any proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the issuing entity. In addition, while the Indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the issuing entity.

Termination

With respect to each issuing entity, the obligations of the servicer, World Omni Financial Corp., and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the issuing entity have been distributed in accordance with the related trust documents.

Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities may be the controlling securities until they are repaid in full.

DESCRIPTION OF THE NOTES

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Principal and Interest on the Notes

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of, or method of determining, payments of principal and interest with respect to each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. Each class of variable or adjustable interest rate notes will bear interest during each applicable interest accrual period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in the related prospectus supplement. The “spread” is a number of basis points to be added to or subtracted from the related base rate. The “spread multiplier” is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate. The related prospectus supplement will designate one of the following base rates as applicable to a variable or adjustable interest rate note:

•	London interbank offered rate;

•	commercial paper rates;

•	Treasury rate;

•	federal funds rate; or

•	negotiable certificates of deposit rate.

The related prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to notes having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period, if any, or as a result of the servicer’s exercising its option to purchase the related receivables pool.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the notes of a series may, after giving effect to the purchase of all additional receivables, if any, be greater or less than the aggregate initial principal balance of the receivables in that series.

To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of notes within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of notes will receive their ratable share, based upon the aggregate amount of interest due to the noteholders, of the aggregate amount available to be distributed in respect of interest on the notes.

In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class. A series with notes may provide for a revolving period, during which collections of principal in respect of the receivables are not applied to payments of principal of the notes, or may provide for a credit or liquidity facility that permits one or more classes of notes to be paid in planned amounts on scheduled payment dates.

The Indenture

Events of Default; Rights upon Event of Default

Unless otherwise specified in the prospectus supplement, Events of Default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any note;

•

a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice and cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

Unless otherwise specified in the applicable prospectus supplement, the indenture generally entitles noteholders to principal only to the extent of amounts deposited in the distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

If an Event of Default should occur and be continuing and is known by an officer of the indenture trustee, the indenture trustee will mail to each noteholder a notice of the Event of Default within 90 days after it occurs. However, if the Event of Default is caused by a default in the payment of principal of or interest on any note, the indenture trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the noteholders.

If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

If the notes are due and payable following an Event of Default, the indenture trustee may, or at the direction of holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities shall, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party, sell the receivables included or elect to have the issuing entity maintain possession of the receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. The indenture trustee is generally prohibited from selling the receivables following an Event of Default unless:

•	the holders of all the outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding notes; or

•

the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the controlling securities evidencing not less than 66 2/3% of the voting rights of the controlling securities.

As may be further specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, unless the indenture trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Unless otherwise specified in the applicable prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•

the holders of the controlling securities evidencing not less than 25% of the voting rights of the controlling securities have made a written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee indemnity reasonably satisfactory to it;

•	the indenture trustee has for 60 days failed to institute such proceeding; and

•

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an Event of Default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter of a series as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

Material Covenants

An issuing entity may not consolidate with or merge into any other entity, unless the issuing entity meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies rating the notes as a result of such merger or consolidation.

Each issuing entity will make negative covenants. Unless otherwise specified in the related prospectus supplement, these covenants generally provide that an issuing entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the issuing entity;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

Each issuing entity will engage only in the activities specified in this prospectus and the applicable prospectus supplement. An issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, will include a statement that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

The indenture requires the indenture trustee, if required by the Trust Indenture Act of 1939, to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Modification of Indenture

Unless otherwise specified in the applicable prospectus supplement, the issuing entity and the indenture trustee may, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except as provided below.

Unless otherwise specified in the applicable prospectus supplement, the consent of each holder of outstanding notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for purposes including adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that, except with respect to amendments which merely amplify descriptions of property, evidence succession of the issuing entity, add to the covenants of the issuing entity, convey or transfer property to the indenture trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee or modify provisions necessary under applicable law, which amendments only require prior notice to each rating agency, such action will not materially and adversely affect the interest of any such noteholder as evidenced by an officer’s certificate to that effect and confirmation from each rating agency then rating the related notes (other than Moody’s, but with prior notice to Moody’s) that the amendment will not result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the trust assets securing a series of notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of principal and accrued interest on such notes; the payment of all other sums due under the indenture and the delivery to the indenture trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The indenture trustee may resign at any time, in which event the servicer will appoint a successor trustee. The issuing entity may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if that indenture trustee becomes insolvent. In those circumstances, the issuing entity will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of receivables by World Omni Financial Corp. to the depositor, and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The issuing entity will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer’s other receivables or other receivables that the servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the depositor will reflect the sale and assignment. The receivables will remain in the possession of the servicer and will not be stamped or otherwise marked to reflect the assignment to the trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a receivable for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and takes possession of a receivable, this purchaser would acquire an interest in the receivable superior to the interest of the issuing entity.

The depositor will take no action to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into a Trust Account.

Safekeeping of Chattel Paper

As part of each origination of a receivable, an original contract and title application is sent to World Omni Financial Corp.’s Customer Service Center. These documents are scanned into World Omni Financial Corp.’s imaging system to facilitate access and record retention. Reports are generated periodically to identify any new loans that do not have an original contract in the imaged file.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a receivable has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and the title is mailed to the appropriate party. In states that require the return of the contract, the original contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party’s lien on the vehicle’s certificate of title.

Unless the related prospectus supplement specifies otherwise, each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the depositor, or the sale from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the depositor, and the depositor will transfer and assign its security interest in the financed vehicles to the related issuing entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the depositor will amend the certificates of title of the financed vehicles to identify the related issuing entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the issuing entity is not identified as the secured party on the certificate of title, however, the security interest of the issuing entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

Other state laws may have additional requirements. For example, in California a secured party must give at least 15 days’ notice to anyone liable on the retail installment contract prior to selling the collateral. Any person liable on the contract can reinstate the contract within 15 days if certain conditions are satisfied. This right to reinstate the contract can be exercised once in any 12 month period and twice during the term of the contract. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most jurisdictions, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus reasonable attorneys’ fees and legal expenses, to the extent provided by agreement and not prohibited by law, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied as follows: first, to the payment of the outstanding payment balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the receivable was charged-off; third, to the expenses of resale and repossession; fourth, to the payment of unpaid finance charges that accrued after the date on which the receivable was charged-off; and fifth, to the payment of applicable late charges and fees. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Event if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the issuing entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the securityholders.

The “holder-in-due-course rule” of the Federal Trade Commission subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the related issuing entity as holder of the related receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the related purchase agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a “buyer’s guide” which explains the warranty coverage for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the related issuing entity any reasonable remedies against the seller or the manufacturer of the vehicle.

Under each purchase agreement, World Omni Financial Corp. will have represented and warranted that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against an issuing entity for violation of any law and the claim materially and adversely affects the issuing entity’s interest in a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase notes in the initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their own tax advisors in determining federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the issuing entity, regarding certain federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt issued by an issuing entity with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each issuing entity and the notes and related terms, parties and documents applicable to the issuing entity.

Tax Characterization of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the issuing entity will not make an affirmative election to be treated as a corporation. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Prior to the sale of notes by the related issuing entity, federal tax counsel will deliver its opinion to the issuing entity with respect to each series of notes that either:

•	the notes of the series will be characterized as debt for federal income tax purposes; or

•	the notes of the series should be characterized as debt for federal income tax purposes, but if the notes are not characterized as debt, the notes will be characterized as interests in a partnership.

Except as described below under the heading “—Possible Alternative Treatment of the Notes,” the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

Original Issue Discount

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “interest only” or “principal only” notes. To the extent we offer these notes, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the notes, that is, any excess of the principal amount of the notes over their issue price, is de minimis, or less than  1/4% of their principal amount multiplied by the maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a note not at the time of original issue, of a note at a discount will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a noteholder who is a Non-U.S. Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

If the information provided in this statement changes, the Non-U.S. Person must inform the issuing entity within 30 days of the change. If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a W-8BEN or a similar form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold 28% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatment of the Notes

In the opinion of federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the issuing entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the notes. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the issuing entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

ERISA CONSIDERATIONS

The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code or similar state laws relevant to the purchase of the securities by employee benefit plans and individual retirement accounts.

PLAN OF DISTRIBUTION

The notes offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the depositor of the sale.

The offered notes will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

•	by placements by the depositor with investors through dealers; and

•	by direct placements by the depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered notes, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered notes of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered notes will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

The depositor and World Omni Financial Corp. will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of the civil liabilities.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the depositor or its affiliates may retain some of the classes of securities.

FINANCIAL INFORMATION

Certain specified trust assets will secure each series of securities. No issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. We incorporate by reference into this prospectus any future annual report on Form 10-K, distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such form, we file with the SEC prior to the termination of the offering of the notes offered by this prospectus. These periodic reports will be filed under file number 333-159392.

For the time period that the applicable issuing entity is required to report under the Securities Exchange Act of 1934, the aforementioned periodic reports with respect to that issuing entity will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to securityholders referenced throughout this prospectus and the related prospectus supplement will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

LEGAL MATTERS

The validity of the notes offered hereby and certain federal income tax matters will be passed upon for the depositor by Kirkland & Ellis LLP or by other counsel identified in the related prospectus supplement.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms in this prospectus. References to the singular form of defined terms in this prospectus include reference to the plural and vice versa.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the issuing entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the assets of the issuing entity, (4) any assignment for the benefit of the issuing entity’s creditors, (5) causing the issuing entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the issuing entity to take any action) that would further items (1) through (6).

“Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “Description of the Notes—The Indenture.”

“Five-State Area” means Alabama, Florida, Georgia, North Carolina and South Carolina.

“JMFE” means JM Family Enterprises, Inc., a Delaware corporation.

“Non-U.S. Person” means a nonresident alien, foreign corporation or other non-U.S. Person.

“Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.

“Simple Interest Receivable” means a receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“Trust Accounts” means the collection account, the distribution account, any pre-funding account, any reserve account and other accounts so identified in the related prospectus supplement.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes; or

•

a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

$

World Omni Auto Receivables Trust 20 -

Issuing Entity

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Asset-Backed Notes

Series 20 -

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of the date of this prospectus supplement. Until ninety days after the date of this prospectus supplement, all dealers effecting transactions in the offered notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

Co-Managers of the Class A Notes

[Underwriters of the Class B Notes ]

The date of this Prospectus Supplement is                     .

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$237,150
Printing and engraving costs	230,000
Legal fees	1,400,000
Trustee fees and expenses	110,000
Accountant’s fees	600,000
Rating Agencies’ fees	2,200,000
Miscellaneous expenses	160,000

Total	4,937,150

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is a summary of the statutes, limited liability company agreement or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such.

Limited Liability Company Agreement

The Registrant was formed under the laws of Delaware. The limited liability company agreement of the Registrant provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of the Registrant who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Registrant, where such person is a party because such person is or was a member, director, officer, employee, or agent of the Registrant. The Registrant’s limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

In general, the Registrant will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, the Registrant will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by the Registrant only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee or agent of the Registrant for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act (the “Act”); (3) a knowing violation of law; or (4) acts or missions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

In addition, no member, director or officer of the Registrant shall be liable to the Registrant or any other person who has an interest in the Registrant for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of the Registrant, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s director’s or officer’s willful misconduct or gross negligence.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware Limited Liability Company Act

Section 18-108 of the Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Liability Insurance

The Registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, director and managers of the Registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors of managers (whether or not such person could be indemnified against such expense, liability or loss under the Act).

Underwriting Agreement

Each underwriting agreement will provide that the underwriter will indemnify the Registrant against specified liabilities, including liabilities under the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a) As to Rule 415:

The undersigned registrant on Form S-3 hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the registrant is relying on Rule 430B (§ 230.430B): (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to the equity offerings of nonreporting registrants:

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(f) As to Rule 430A:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) As to Regulation AB:

The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

(3) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on the 11th day of August 2009.

WORLD OMNI AUTO RECEIVABLES LLC

/s/ Victor A. De Jesus
Victor A. De Jesus
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed on August 11, 2009 by the following persons in the capacities indicated.

Signature	Title

Frank A. Armstrong*	President and Director
Frank A. Armstrong	(Principal executive officer)

/s/ Victor A. De Jesus	Vice President and Chief Financial Officer
Victor A. De Jesus	(Principal financial and accounting officer)

Colin W. Brown*	Director
Colin W. Brown

Daniel M. Chait*	Director
Daniel M. Chait

Bernard J. Angelo*	Director
Bernard J. Angelo

Frank B. Bilotta*	Director
Frank B. Bilotta

*By:	/s/ Victor A. De Jesus
	Name:	Victor A. De Jesus
	Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Index	Description
1.1***	Form of Underwriting Agreement for the Notes

3.1	Limited Liability Company Agreement of the Registrant (incorporated by reference to Exhibit No. 3.1 of registration statement no. 333-355542)

3.2	Amendment No. 1 to Limited Liability Company Agreement of the Registrant

4.1***	Form of Sale and Servicing Agreement among World Omni Financial Corp., the Depositor and the Issuing Entity

4.2***	Form of Indenture between World Omni Auto Receivables Trust 20 - (the “Issuing Entity”) and the Indenture Trustee

4.3***	Form of Trust Agreement among the Depositor and the Owner Trustee

5.1	Opinion of Kirkland & Ellis LLP with respect to legality

8.1	Opinion of Kirkland & Ellis LLP with respect to federal income tax matters

23.1	Consent of Kirkland & Ellis LLP (to be included as part of Exhibit 5.1)

24.1	Power of Attorney (included in signature page of original filing)

25.1**	Statement of Eligibility of the Indenture Trustee for the Notes

99.1***	Form of Receivables Purchase Agreement between World Omni Financial Corp. and the Depositor

99.2***	Form of Administration Agreement among World Omni Financial Corp., the Issuing Entity and the Indenture Trustee

*	To be filed by amendment.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.

E-1